                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           Per-Se Technologies, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                                                   (Per-Se Logo)

                                 April 2, 2002

Dear Stockholder:

     You are cordially invited to attend the 2002 Annual Meeting of Stockholders of Per-Se Technologies, Inc. (the "Company") to be held at 10:00 a.m. on Thursday, May 2, 2002, at the Renaissance Waverly Hotel, 2450 Galleria Parkway, Atlanta, Georgia 30339.

     At the Annual Meeting, seven people will be elected to the Board of Directors. The Board of Directors recommends that you vote FOR the election of the seven nominees named in the Proxy Statement.

     In addition, the Company will ask the stockholders to approve a deferred stock unit plan. The Board has determined that the plan is in the best interests of the Company and its stockholders and has unanimously approved the plan. The Board recommends that you vote FOR the proposal to approve this plan.

     You may also be asked to consider a stockholder proposal, which is described in the Proxy Statement. The Board has determined that the proposal is not in the best interests of the Company and its stockholders and the Board recommends that you vote AGAINST that proposal.

     Your vote is very important. Please vote by telephone, over the Internet or by completing and signing the proxy card and mailing it back even if you plan to attend the Annual Meeting. If you attend the Annual Meeting, you may vote in person if you wish, even if you have previously submitted your proxy. Your prompt cooperation will be greatly appreciated.

                                       Sincerely,

                                       (/s/ Philip M. Pead)
                                       Philip M. Pead
                                       President and Chief Executive Officer

Per-Se Technologies, Inc.   770/444-5300
2840 Mt. Wilkinson Parkway  877/73 PER-SE toll free
Atlanta, Georgia 30339      www.per-se.com

                                                             (Per-Se Logo)
                           PER-SE TECHNOLOGIES, INC.
                           2840 MT. WILKINSON PARKWAY
                             ATLANTA, GEORGIA 30339

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 2, 2002

                             ---------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Per-Se Technologies, Inc. (the "Company") will be held at 10:00 a.m. on Thursday, May 2, 2002, at the Renaissance Waverly Hotel, 2450 Galleria Parkway, Atlanta, Georgia 30339:

          (1) To elect seven (7) directors;

          (2) To approved a deferred stock unit plan;

          (3) To consider one stockholder proposal, if presented to the meeting; and

          (4) To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors of the Company has fixed the close of business on March 18, 2002, as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the meeting and any adjournment thereof.

     Your attention is directed to the Proxy Statement submitted with this Notice.

                                          By Order of the Board of Directors,

                                          /s/ Paul J. Quiner

                                          Paul J. Quiner
                                          Senior Vice President,
                                          General Counsel and Secretary

Atlanta, Georgia
April 2, 2002

     PLEASE VOTE YOUR PROXY PROMPTLY VIA MAIL, THE INTERNET OR BY TELEPHONE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. PLEASE REFER TO YOUR SPECIFIC VOTING INSTRUCTIONS ON THE ENCLOSED PROXY OR VOTING INSTRUCTIONS CARD. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY SUBMITTED YOUR PROXY.

                           PER-SE TECHNOLOGIES, INC.
                           2840 MT. WILKINSON PARKWAY
                             ATLANTA, GEORGIA 30339

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 2, 2002

                              GENERAL INFORMATION

     The enclosed form of proxy is solicited by the Board of Directors (the "Board") of Per-Se Technologies, Inc. (the "Company" or "Per-Se"), which has its principal executive offices at 2840 Mt. Wilkinson Parkway, Atlanta, Georgia 30339, for use at the Annual Meeting of Stockholders to be held at 10:00 a.m. on Thursday, May 2, 2002, at the Renaissance Waverly Hotel, 2450 Galleria Parkway, Atlanta, Georgia 30339, and any adjournment thereof. It is anticipated that this proxy statement ("Proxy Statement") and the accompanying proxy will first be mailed to stockholders on or about April 2, 2002.

     Only stockholders of record as of the close of business on March 18, 2002 (the "Record Date"), will be entitled to vote at the Annual Meeting. As of that date, the Company had outstanding 29,996,891 shares of common stock, $.01 par value ("Common Stock"). Each share of Common Stock is entitled to one vote. No cumulative voting rights are authorized and appraisal rights for dissenting stockholders are not applicable to the matter being proposed. The Company effected a 1-for-3 reverse split of the Common Stock on November 23, 1999. The numbers of shares, per share amounts and market prices of the Common Stock set forth herein are presented on a post-split basis, except where specifically indicated otherwise.

     When a proxy is properly executed and returned, the shares it represents will be voted as directed at the meeting and any adjournment thereof or, if no direction is indicated, such shares will be voted according to the recommendations of the Board. The Board's recommendations are set forth in this Proxy Statement with the descriptions of the matters to be voted on. In summary, the Board recommends a vote FOR each of the director nominees, FOR the proposal to approve the deferred stock unit plan, and AGAINST the stockholder proposal if voted on at the meeting. Any stockholder giving a proxy has the power to revoke it at any time before it is voted. Revocation of a proxy is effective upon receipt by the Secretary of the Company of either (i) an instrument revoking such proxy or (ii) a duly executed proxy bearing a later date. Furthermore, if a stockholder attends the Annual Meeting and elects to vote in person, any previously executed proxy is thereby revoked, except that beneficial owners who hold their stock in street name cannot revoke their proxies in person at the meeting because the stockholders of record who have the right to cast the votes will not be present. If they wish to change their votes after returning voting instructions, such beneficial owners should contact their brokers or other agents before the Annual Meeting to determine whether they can do so.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of elections appointed for the meeting who will also determine whether a quorum is present for the transaction of business. The Company's Restated By-laws (the "By-laws") provide that a quorum is present if the holders of a majority of the issued and outstanding stock of the Company entitled to vote at the meeting are present in person or represented by proxy. Abstentions will be counted as shares that are present and entitled to vote for purposes of determining whether a quorum is present, and thus will have the effect of a vote against a proposal that requires the affirmative vote of a majority of the votes cast by the stockholders of Common Stock present in person or by proxy and entitled to vote thereon. Shares held by nominees for beneficial owners will also be counted for purposes of determining whether a quorum is present if the nominee has the discretion to vote on at least one of the matters presented and even though the nominee may not exercise discretionary voting power with respect to other matters and voting instructions have not been received from the beneficial owner (a "broker non-vote"). Abstentions may be specified on any proposal other than the election of directors, but will have no effect on the vote for election of directors. Broker non-votes will not be counted as votes for or against matters presented for stockholder consideration.

     Most stockholders have a choice of voting over the Internet, by telephone or by using a traditional proxy card. Please check your proxy or voting instructions card to see which specific voting methods are available to you. Voting instructions are included on the proxy or voting instructions card. The Internet and telephone voting procedures are designed to authenticate stockholders' identities, to allow stockholders to vote and to allow stockholders to confirm that their instructions have been properly recorded.

     Most stockholders can elect to view proxy statements, annual reports and other stockholder communications over the Internet instead of receiving paper copies in the mail. Information about making that election is available by following the instructions on your proxy card, or by following the prompts if voting over the Internet or by telephone. Please consider making that election when voting your proxy.

                             ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

     The Board recommends the election of each of the nominees listed below for the office of director to hold office until the next Annual Meeting and until his successor is elected and qualified. All of such nominees are members of the present Board. Each of such nominees was elected by the stockholders at the last Annual Meeting, with the exception of Stephen A. George, M.D. and Craig Macnab, each of whom was elected to the Board on January 31, 2002, by the Board to fill vacancies resulting from the resignations of Kevin E. Moley and Roderick M. Hills.

     The Board has no reason to believe that any of the director nominees will be unavailable for election as a director. If, however, at the time of the Annual Meeting any of the nominees should be unable or decline to serve, the persons named in the proxy will vote for such substitute nominees, vote to allow the vacancy created thereby to remain open until filled by the Board, or vote to reduce the number of directors for the ensuing year, as the Board recommends. In no event, however, can the proxy be voted to elect more than seven directors. The election of the nominees to the Board requires the affirmative vote of a plurality of the votes cast by stockholders present at the Annual Meeting in person or by proxy. With respect to the election of directors, votes may be cast or withheld for each nominee. Votes that are withheld will have no effect on the election of directors. Stockholders eligible to vote at the Annual Meeting do not have cumulative voting rights with respect to the election of directors.

 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR"
        THE ELECTION OF THE SEVEN NOMINEES NAMED IN THIS PROXY STATEMENT

                           MANAGEMENT OF THE COMPANY

DIRECTOR NOMINEES

     The Company currently has seven directors, each of whom holds office until the Annual Meeting of Stockholders and until his successor is elected and qualified. All seven of the Company's directors are standing for reelection at the Annual Meeting.

     Set forth below is the name of each nominee for election to the Board. Also set forth below as to each nominee is his age, the year in which he first became a director, a brief description of his principal occupation and business experience during the past five years, directorships of certain companies presently held by him, and certain other information, which information has been furnished by the respective nominees.

  STEPHEN A. GEORGE, M.D.
  Age 50
  Director since 2002

     Dr. George has been the Chairman and Chief Executive Officer of NexCura, Inc. ("NexCura") since October 2000. NexCura is a software development, medical informatics and e-communications firm which serves the treatment decision support needs of patients suffering from chronic diseases. Dr. George also has been the President of Medvice, Inc., a provider of advisory services and investment capital to healthcare and technology companies, since October 1998. From June 1993 to July 1998, Dr. George held the positions of Chairman and Chief Executive Officer of First Physician Care, Inc., a privately held physician management company that he founded in 1993, which was sold to a publicly-held physician practice management company in 1998.

  DAVID R. HOLBROOKE, M.D.
  Age 61
  Director since 1994

     Dr. Holbrooke has been the President and Chief Executive Officer of Advocates Rx, Inc., a medical management and healthcare venture development company, since 1995. From 1983 to 1995, Dr. Holbrooke served as President and Chief Executive Officer of Holbrooke & Associates. Dr. Holbrooke has a 25-year history of entrepreneurship, management, medical practice, and new business development experience in the healthcare services industry. He currently is active as a board member and investor in several privately held healthcare companies.

  CRAIG MACNAB
  Age 46
  Director since 2002

     Mr. Macnab has served as the Chief Executive Officer of JDN Realty Corporation ("JDN Realty") since April 2000, and as the President of JDN Realty since September 2000. He has been a member of the Board of Directors of JDN Realty since April 1994. JDN Realty is an Atlanta-based real estate investment trust specializing in the development and management of retail shopping centers. From 1997 to 1999, Mr. Macnab was the President of Tandem Capital, a venture capital firm.

  DAVID E. MCDOWELL
  Age 59
  Director since 1996

     Mr. McDowell was appointed to the Board in May 1996 and has served as Chairman of the Board from October 1996 to the present. From October 1996 to July 1998, Mr. McDowell also served as Chief Executive Officer of the Company. From 1992 to 1996, he was President, Chief Operating Officer and a director of McKesson Corporation. Prior to 1992, Mr. McDowell served for over 25 years as a senior executive at IBM, including as an IBM Vice President and President of the National Services Division.

  PHILIP M. PEAD
  Age 49
  Director since 2000

     Mr. Pead was elected to the Board in November 2000. Also, in November 2000, Mr. Pead became the President and Chief Executive Officer of the Company. From August 1999 to November 2000, Mr. Pead served as Executive Vice President and Chief Operating Officer of the Company. Mr. Pead joined the Company in April 1997 as a senior executive in the Application Software and e-Health Solutions divisions of the Company's business, and he served as the President of those divisions from May 1997 until August 1999. From May 1996 to April 1997, Mr. Pead was employed by Dun & Bradstreet Application Software as a senior executive with responsibility for international operations.

  JOHN C. POPE
  Age 52
  Director since 1997

     Mr. Pope has been Chairman of PFI Group, a private investment group, since July 1994. From December 1995 to November 1999, Mr. Pope was Chairman of the Board of MotivePower Industries, Inc., a manufacturer of locomotives and locomotive components. From April 1992 to July 1994, Mr. Pope was President, Chief Operating Officer and a Director of UAL Corporation and its subsidiary, United Airlines, Inc. Mr. Pope is also a member of the Board of Directors of Air Canada, Dollar Thrifty Automotive Group, Inc., Federal-Mogul Corporation, Kraft Foods Inc., Wallace Computer Services, Inc., and Waste Management, Inc.

  C. CHRISTOPHER TROWER
  Age 53
  Director since 1997

     Mr. Trower, a member of the Georgia and Kentucky bars, is engaged in the private practice of law. Since June 1997, he has been the owner of the Atlanta law firm of electriclaw.com. From 1988 to June 1997, Mr. Trower was a partner in the Atlanta law firm of Sutherland, Asbill & Brennan.

OPERATION OF THE BOARD OF DIRECTORS

     The Company has an Audit Committee of the Board (the "Audit Committee") which is composed of John C. Pope, Chairman, David R. Holbrooke, M.D., and C. Christopher Trower. All of the members of the Audit Committee have been determined by the Board to be independent pursuant to Rule 4200(a)(14) of the National Association of Securities Dealers' marketplace rules. The Audit Committee operates under a written charter adopted by the Board. The responsibilities of the Audit Committee, which are described in detail in its charter, include responsibility for recommending which firm to engage as the Company's principal independent auditors, meeting with the Company's auditors to review the Company's financial statements and internal accounting controls, oversight of management's fulfillment of its financial reporting and disclosure responsibilities, and oversight of the Company's internal audit function. A provision has been added to the Audit Committee's charter to elaborate on the responsibilities of the Audit Committee and the Board to ensure that the independence of the Company's independent auditors is not compromised, and to establish in writing the Company's policy of prohibiting its independent auditors from being engaged to perform non-financial consulting services such as information technology consulting and internal audit outsourcing. A copy of the Audit Committee's charter, as amended to reflect that policy, is attached hereto as Appendix A.

     The Company has a Compensation Committee of the Board (the "Compensation Committee"), which is composed of C. Christopher Trower, Chairman, David R. Holbrooke, M.D., and John C. Pope. The Compensation Committee makes determinations at least annually regarding the compensation of the officers and directors of the Company. The Compensation Committee may exercise such additional authority as may be prescribed from time to time by resolution of the Board. The Compensation Committee's policies applicable to compensation of the Company's executive officers during 2001 are described herein under the caption "Compensation Committee Report on Executive Compensation."

     The Company has a Governance Committee of the Board (the "Governance Committee"), which is composed of David R. Holbrooke, M.D., Chairman, Stephen A. George, M.D., Craig Macnab, John C. Pope and C. Christopher Trower. The Governance Committee is responsible for reviewing and assessing the composition and performance of the Board and formulating policies with respect to corporate governance. The Governance Committee also serves as a nominating committee to select management's nominees for election to the Board. The nominating committee will consider nominees recommended by stockholders if submitted to the Board in accordance with the procedures specified in the By-laws. The Governance Committee may exercise such additional authority as may be prescribed from time to time by resolution of the Board.

     During 2001, the Board met ten (10) times, the Audit Committee met nine (9) times, the Compensation Committee met eight (8) times and the Governance Committee met four (4) times. Each of the incumbent directors attended 75% or more of the aggregate number of meetings of the Board and all committees on which he served during 2001 (during the periods that he served).

NON-EMPLOYEE DIRECTORS' COMPENSATION

     The Company maintains a non-employee director compensation plan, which is intended to compensate non-employee members of the Board fairly for their talents and time spent on behalf of the Company. The plan provides both cash and equity compensation. The cash compensation consists of an annual retainer for Board membership in the amount of $16,000, and a fee in the amount of $1,000 for each Board meeting attended. In addition, the Board committee chairmen receive annual retainers, and the members of the committees including the committee chairmen receive fees for each committee meeting attended. The annual retainer for the Audit Committee chair is $4,000, and the annual retainer for the other committee chairs is $2,000. The Audit Committee meeting fee is $2,000 per meeting attended, and the meeting fee for the other committees is $1,000 per meeting attended.

     The Company reimburses each director for out-of-pocket expenses associated with each Board or committee meeting attended and for each other business meeting at which the Company has requested the director's presence.

     Equity compensation under the non-employee director compensation plan consists of an initial grant of 10,000 stock options (upon first election or appointment to the Board) and an annual grant of 10,000 stock options for each year of service thereafter. The stock option plan under which these options are granted is the Company's Non-Employee Director Stock Option Plan, as amended (the "Director Stock Option Plan").

     Non-employee directors may elect to defer receipt and taxation of their cash fees and retainers by participating in the Company's Non-Employee Director Deferred Stock Credit Plan (the "Deferred Stock Credit Plan"), under which deferred amounts are converted to phantom "stock credits" that are payable in cash upon the director's retirement from the Board, based on the fair market value of the Common Stock at that later time (i.e., one phantom stock credit represents the fair market value of one hypothetical share of Common Stock, and varies with fluctuations in the Common Stock value over time). As of March 1, 2002, the non-employee directors participating in the Deferred Stock Credit Plan and the total cash-based phantom stock credits accumulated by each of them were as follows:

                                                                 PHANTOM
NAME                                                          STOCK CREDITS
----                                                          -------------
Craig Macnab................................................        11.23
John C. Pope................................................    15,646.21
C. Christopher Trower.......................................    15,353.97

     Effective as of October 1, 2001, and subject to the approval of the stockholders of the Company at the Annual Meeting, the Board adopted the Per-Se Technologies, Inc. Deferred Stock Unit Plan (the "Deferred Stock Unit Plan"). See "Proposal to Approve the Per-Se Technologies, Inc. Deferred Stock Unit Plan." (Proposal 2.) The full text of the Deferred Stock Unit Plan is attached hereto as Appendix B.

     If the Deferred Stock Unit Plan is approved by the stockholders, then each non-employee director of the Company and certain selected key employees will be permitted to defer a portion of their cash compensation in the form of deferred "stock units," each of which will be deemed to be equivalent to one share of Common Stock. At a designated future distribution date selected by the participant, the stock units accumulated in the participant's account under the Deferred Stock Unit Plan will be distributed in the form of Common Stock, and will be taxable to the participant at that time based on the fair market value of the Common Stock.

     If a participant in the Deferred Stock Credit Plan (currently, Messrs. Macnab, Pope and Trower) elects to participate in the Deferred Stock Unit Plan, and the stockholders approve the plan, then his entire account balance under the Deferred Stock Credit Plan as of the date of stockholder approval will be automatically rolled over to an account for him under the Deferred Stock Unit Plan. In that event, the hypothetical number of shares of Common Stock credited to his account under the Deferred Stock Credit Plan will be converted to stock units on a one-for-one basis and credited to his rollover account under the Deferred Stock Unit Plan. From and after such rollover event, that non-employee director would cease to be eligible to participate in the Deferred Stock Credit Plan.

                       MANAGEMENT COMMON STOCK OWNERSHIP

     The following table sets forth certain information regarding the beneficial ownership of Common Stock, as of March 1, 2002, by (i) each of the Company's directors, (ii) the Company's named executive officers (as defined herein under the caption "Certain Information Regarding Executive Officers--Executive Compensation"), and (iii) such directors and all executive officers as a group.

                                                               BENEFICIAL       PERCENT
NAME                                                          OWNERSHIP(1)      OF CLASS
----                                                          ------------      --------
Stephen A. George, M.D. ....................................          --            *
David R. Holbrooke, M.D. ...................................     126,897(2)         *
Craig Macnab................................................          --            *
David E. McDowell...........................................     853,019(3)       2.8%
Philip M. Pead..............................................     590,744(4)       2.0%
John C. Pope................................................      36,731(5)         *
C. Christopher Trower.......................................      26,219(6)         *
Chris E. Perkins............................................     155,670(7)         *
Karen B. Andrews............................................     154,168(8)         *
William N. Dagher...........................................     150,553(9)         *
Frank B. Murphy.............................................     153,017(10)        *
All executive officers and directors as a group (11
  persons)..................................................   2,247,018          7.5%

---------------

  *  Beneficial ownership represents less than 1% of the outstanding Common
     Stock.
 (1) Under the rules of the Securities and Exchange Commission, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities which that person has the right to acquire within sixty (60) days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he has no economic or pecuniary interest. Except as set forth in the footnotes below, the persons named above have sole voting and investment power with respect to all shares of Common Stock shown as being beneficially owned by them.
 (2) Includes 500 shares held in a bank account for the benefit of Dr. Holbrooke's son. Also includes 26,397 shares that are not currently outstanding, but which may be acquired under the Director Stock Option Plan.
 (3) Includes 7,100 shares held in a trust for Mr. McDowell's son. Also includes 436,709 shares that are not currently outstanding, but which may be acquired upon the exercise of stock options granted under the Company's Second Amended and Restated Stock Option Plan, as amended (the "Restated Stock Option Plan").
 (4) Includes 2,116 shares held by family members, for which Mr. Pead disclaims beneficial ownership. Also includes 482,779 shares that are not currently outstanding, but which may be acquired under the Restated Stock Option Plan.
 (5) Includes 25,065 shares that are not currently outstanding, but which may be acquired under the Director Stock Option Plan. Does not include 15,646.21 stock credits payable in cash under the Deferred Stock Credit Plan, which may become convertible to stock units under the Deferred Stock Unit Plan on a one-for-one basis, as described elsewhere in this Proxy Statement. If Mr. Pope's stock credits had been payable in stock as of March 1, 2002, the total number of shares shown as being beneficially owned by him would be 52,377 shares.
 (6) Includes 1,883 shares held by family members, for which Mr. Trower disclaims beneficial ownership. Also includes 23,866 shares that are not currently outstanding, but which may be acquired under the Director Stock Option Plan. Does not include 15,353.97 stock credits payable in cash under the Deferred Stock Credit Plan, which may become convertible to stock units under the Deferred Stock Unit Plan on a one-for-one basis, as described elsewhere in this Proxy Statement. If Mr. Trower's stock credits had been payable in stock as of March 1, 2002, the total number of shares shown as being beneficially owned by him would be 41,572 shares.

 (7) Includes 155,003 shares that are not currently outstanding, but which may be acquired under the Restated Stock Option Plan.
 (8) Includes 2,500 shares held by Ms. Andrews' husband. Also includes 151,668 shares that are not currently outstanding, but which may be acquired under the Restated Stock Option Plan.
 (9) Includes 148,334 shares that are not currently outstanding, but which may be acquired under the Restated Stock Option Plan.
(10) Includes 3,681 shares purchased under an employee stock purchase plan. Also includes 138,335 shares that are not currently outstanding, but which may be acquired under the Restated Stock Option Plan.

                             PRINCIPAL STOCKHOLDERS

     The table below sets forth certain information as of December 31, 2001 concerning each person known to the Board to be a "beneficial owner," as such term is defined by the rules of the Securities and Exchange Commission, of more than 5% of the outstanding shares of the Common Stock.

                                                                 SHARES
                                                              BENEFICIALLY   PERCENT
NAME AND ADDRESS                                                OWNED(1)     OF CLASS
----------------                                              ------------   --------
Basil P. Regan and Regan Partners, L.P.(2)..................   4,147,134       13.8%
  600 Madison Ave., 26th Floor, New York, NY 10022
VA Partners, L.L.C., and affiliates(3)......................   3,466,456       11.6%
  One Maritime Plaza, Suite 1400, San Francisco, CA 94111
Whitehall Asset Management, Inc.(4).........................   2,765,109        9.2%
  320 Park Avenue, 10th Floor, New York, NY 10022

---------------

(1) See Note (1) under "Management Common Stock Ownership."
(2) The information shown is derived from a Form 13F Holdings Report filed on November 14, 2001, by Basil P. Regan and Regan Partners, L.P.
(3) The information shown is derived from a Form 13F Holdings Report filed on February 14, 2002, by VA Partners, L.L.C. ("VA Partners"). Shares reported as beneficially owned by VA Partners are also beneficially owned in whole or in part by certain of its affiliates, information about which is contained in a Schedule 13D/A filed on October 1, 2001, by ValueAct Capital Partners, L.P., ValueAct Capital Partners II, L.P., ValueAct Capital International, Ltd., VA Partners, Jeffrey W. Ubben, George F. Hamel, Jr., and Peter H. Kamin.
(4) The information shown is derived from a Schedule 13G/A filed on February 11, 2002, by Whitehall Asset Management, Inc.

                CERTAIN INFORMATION REGARDING EXECUTIVE OFFICERS

EXECUTIVE COMPENSATION

     The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company as of December 31, 2001 (collectively, the "named executive officers") for 2001, 2000 and 1999.

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG-TERM
                                                                                 COMPENSATION
                                                                                    AWARDS
                                                                                 ------------
                                       ANNUAL COMPENSATION          OTHER         SECURITIES
                                       -------------------         ANNUAL         UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITIONS    YEAR    SALARY     BONUS       COMPENSATION(1)     OPTIONS      COMPENSATION(2)
----------------------------    ----   --------   --------     ---------------   ------------   ---------------
Philip M. Pead................  2001   $310,000   $219,325(3)         --           875,000          $12,065
President and Chief Executive   2000    279,040    111,616            --           200,000            9,783
Officer                         1999    256,155    205,000            --            66,666            8,704
Chris E. Perkins..............  2001    243,846    140,194(4)         --           375,000           10,639
Executive Vice President and    2000    163,654     65,461            --           100,000               --
Chief Financial Officer         1999         --         --            --                --               --
Karen B. Andrews..............  2001    225,000     64,980(5)         --           275,000           11,983
President of the Company's      2000    197,883     59,365            --           140,000            9,694
Application Software division   1999    179,230     90,000            --                --            9,369
William N. Dagher.............  2001    215,000     85,398(6)         --           275,000           14,154
President of the Company's      2000    201,731     80,692            --            90,000           10,981
e-Health Solutions division     1999    200,000    165,000            --                --           10,680
Frank B. Murphy...............  2001    225,962    170,465(7)         --           275,000            5,370
President of the Company's      2000    204,577     81,830            --           155,000            5,316
Physician Services division     1999    180,691    123,414            --                --            2,929

---------------
(1) Did not exceed, for each named officer, the lesser of $50,000 or 10% of such officer's total annual salary and bonus for such year.

(2) Includes amounts paid by the Company on behalf of each named executive officer for matching 401(k) plan contributions, and life, medical and dental insurance premiums. Company contributions under the 401(k) plan for the 2001 fiscal year were as follows: $5,100 for Mr. Pead, $1,567 for Mr. Perkins, $5,100 for Ms. Andrews, $5,100 for Mr. Dagher and $5,100 for Mr. Murphy. The amount of life, medical and dental insurance premiums paid for each of the named executive officers for the 2001 fiscal year was: $6,965 for Mr. Pead, $9,072 for Mr. Perkins, $6,883 for Ms. Andrews, $9,054 for Mr. Dagher and $270 for Mr. Murphy. No matching non-qualified deferred compensation plan contributions were made to any of the named executive officers for the 2001 fiscal year.

(3) Includes $109,663 deferred at the election of Mr. Pead under the Deferred Stock Unit Plan, subject to approval of that plan by the Company's stockholders.

(4) Includes $70,097 deferred at the election of Mr. Perkins under the Deferred Stock Unit Plan, subject to approval of that plan by the Company's stockholders, and $17,524 deferred at the election of Mr. Perkins under the Company's Executive Deferred Compensation Plan.

(5) Includes $12,996 deferred at the election of Ms. Andrews under the Deferred Stock Unit Plan, subject to approval of that plan by the Company's stockholders, and $5,198 deferred at the election of Ms. Andrews under the Company's Executive Deferred Compensation Plan.

(6) Includes $42,699 deferred at the election of Mr. Dagher under the Deferred Stock Unit Plan, subject to approval of that plan by the Company's stockholders, and $4,270 deferred at the election of Mr. Dagher under the Company's Executive Deferred Compensation Plan.

(7) Includes $85,233 deferred at the election of Mr. Murphy under the Deferred Stock Unit Plan, subject to approval of that plan by the Company's stockholders, and $81,432 deferred at the election of Mr. Murphy under the Company's Executive Deferred Compensation Plan.

STOCK OPTION GRANTS

     The following table sets forth information with respect to stock options granted to each of the named executive officers during 2001.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                             INDIVIDUAL GRANTS                      POTENTIAL REALIZABLE
                            ---------------------------------------------------           VALUE AT
                              NUMBER                                                   ASSUMED ANNUAL
                                OF        PERCENT OF                                      RATES OF
                                OF          TOTAL                                       STOCK PRICE
                            SECURITIES     OPTIONS                                    APPRECIATION FOR
                            UNDERLYING    GRANTED TO     EXERCISE                      OPTION TERM(2)
                             OPTIONS     EMPLOYEES IN   PRICE (PER   EXPIRATION   ------------------------
NAME                         GRANTED         2001       SHARE)(1)       DATE          5%           10%
----                        ----------   ------------   ----------   ----------   ----------    ----------
Philip M. Pead............   291,667         6.86%       $6.7200      3/07/12     $1,033,095    $3,032,958
                             291,667         6.86         6.0000      3/07/12      1,243,095     3,242,958
                             291,666         6.86         7.5300      3/07/12        796,842     2,796,698
Chris E. Perkins..........   100,000         2.35         6.2500      2/07/12        443,962     1,158,198
                              91,667         2.16         6.7200      3/07/12        324,688       953,218
                              91,667         2.16         6.0000      3/07/12        390,688     1,019,218
                              91,666         2.16         7.5300      3/07/12        250,435       878,958
Karen B. Andrews..........    91,667         2.16         6.7200      3/07/12        324,688       953,218
                              91,667         2.16         6.0000      3/07/12        390,688     1,019,218
                              91,666         2.16         7.5300      3/07/12        250,435       878,958
William N. Dagher.........    91,667         2.16         6.7200      3/07/12        324,688       953,218
                              91,667         2.16         6.0000      3/07/12        390,688     1,019,218
                              91,666         2.16         7.5300      3/07/12        250,435       878,958
Frank B. Murphy...........    91,667         2.16         6.7200      3/07/12        324,688       953,218
                              91,667         2.16         6.0000      3/07/12        390,688     1,019,218
                              91,666         2.16         7.5300      3/07/12        250,435       878,958

---------------

(1) All options were granted at an exercise price not less than the fair market value of the Common Stock on the date of grant. Such options may not be exercised later than 11 years, or earlier than six months, after the original date of grant.
(2) These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall market conditions. The amounts reflected in this table may not necessarily be achieved.

STOCK OPTION EXERCISES

     None of the named executive officers exercised any stock options during 2001. The table below shows the number of shares of Common Stock covered by both exercisable and unexercisable stock options held by the named executive officers as of December 31, 2001. The table also reflects the values for in-the-money options based on the positive spread between the exercise price of such options and the last reported sale price of the Common Stock on December 31, 2001.

         AGGREGATED OPTION EXERCISES IN 2001 AND YEAR-END OPTION VALUES

                                                            NUMBER OF SECURITIES
                                                           UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                 OPTIONS AT              IN-THE-MONEY OPTIONS AT
                                                              DECEMBER 31, 2001             DECEMBER 31, 2001
                                   OPTIONS     VALUE     ---------------------------   ---------------------------
NAME                              EXERCISED   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                              ---------   --------   -----------   -------------   -----------   -------------
Philip M. Pead..................     --         --         274,444       1,030,554      $499,833      $4,197,563
Chris E. Perkins................     --         --          33,334         441,666       170,837       1,891,664
Karen B. Andrews................     --         --          86,666         368,333       274,376       1,570,625
William N. Dagher...............     --         --          83,332         335,000       197,291       1,442,501
Frank B. Murphy.................     --         --          76,666         378,333       269,948       1,613,854

                             EMPLOYMENT AGREEMENTS

     In November 2000, in connection with his promotion to President and Chief Executive Officer of the Company, the Company and Philip M. Pead entered into a three-year employment agreement, which contains certain non-competition, non-solicitation and change in control provisions. Pursuant to that agreement, which replaced a two-year employment agreement entered into in June 1999 between Mr. Pead and one of the Company's subsidiaries, Mr. Pead's base salary was increased from $250,000 to $310,000 per year (subject to adjustments by any increases given in the normal course of business), and the annual incentive compensation payment that he is eligible to receive, which is payable at the discretion of the Board, was increased from a maximum of 80% of his base salary to a maximum of 100% of his base salary. Upon early termination of Mr. Pead's employment other than for cause or by Mr. Pead for "good reason," Mr. Pead is entitled to severance consideration equal to two years of salary continuation at his then current salary level, but without the right to receive any incentive bonus payments, and two years of health and welfare benefits continuation. In the event Mr. Pead's employment is terminated in connection with a change in control, he is entitled to receive a severance payment equal to two years of salary and benefits, including incentive bonus payments. A "change in control" is generally defined in the agreement as any consolidation, merger, reorganization or other transaction in which the Company is not the surviving entity or certain changes in the composition of the Board. In all such events of termination, Mr. Pead is entitled to a tax equalization payment with respect to any tax which may be imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"). The Company also agreed to loan Mr. Pead the amount of $250,000 to purchase shares of Common Stock, and Mr. Pead used that amount in November 2000 to purchase an aggregate of 74,000 shares of Common Stock. The loan, which is evidenced by a promissory note executed by Mr. Pead and secured by those shares, is payable in full upon the earlier to occur of the termination of Mr. Pead's employment by the Company or the sale of all or any part of the shares. The terms of the promissory note provide that any overdue payment shall bear interest at a rate equal to the rate of interest then imputed by the Internal Revenue Service plus 4% per annum, or the maximum rate permitted by law, whichever is lower, but such terms do not otherwise require the payment of interest.

     In April 2000, the Company and Chris E. Perkins, then the Senior Vice President, Corporate Development of the Company, entered into a three-year employment agreement, which contains certain non-competition, non-solicitation and change in control provisions. That agreement provides that Mr. Perkins will be paid a base salary of $230,000 per year, subject to adjustments in the normal course of business, and that he is eligible for an annual incentive compensation payment of up to 80% of his base salary, payable at the discretion of the Board. Upon early termination of Mr. Perkins' employment other than for cause or by Mr. Perkins for "good reason," Mr. Perkins is entitled to elect severance consideration equal to the greater of two years of salary or his then current monthly salary multiplied by the number of months remaining in the initial term of the agreement, in each case excluding any incentive bonus payments, plus benefit continuation for the lesser of eighteen months and the number of months remaining in the initial term of the agreement. In the event Mr. Perkins' employment is terminated in connection with a change in control, he is entitled to receive a severance payment equal to two years of salary, including incentive bonus payments. A "change in control" is generally defined in the agreement as any consolidation, merger, reorganization or other transaction in which the Company is not the surviving entity or certain changes in the composition of the Board. Mr. Perkins also received options to purchase up to 100,000 shares of Common Stock. In February 2001, in connection with his promotion to Executive Vice President and Chief Financial Officer of the Company, the employment agreement was amended to increase Mr. Perkins' base salary to $250,000 per year, and to provide for Mr. Perkins to receive options to purchase an additional 100,000 shares of Common Stock.

     In March 2001, the Company and Karen B. Andrews, a Senior Vice President of the Company and President of the Company's Application Software division, entered into a two-year employment agreement, which contains certain non-competition, non-solicitation and change in control provisions. That agreement provides that Ms. Andrews will be paid a base salary of $225,000 per year (subject to adjustments by any increases given in the normal course of business), and that she is eligible for an annual incentive compensation payment of up to 80% of her base salary, payable at the discretion of the Board. Upon early termination of Ms. Andrews's employment other than for cause or by Ms. Andrews for "good reason," Ms. Andrews is entitled to receive a severance payment equal to her then current monthly salary multiplied by the greater of the number of months remaining in the term of the agreement or twelve, and she is also entitled to continuation of certain health and welfare benefits. In the event Ms. Andrews's employment is terminated in connection with a change in control, she is entitled to receive a severance payment equal to one year of salary continuation at her then current base salary, or the payments due and owing to her under the remaining term of the agreement, whichever is greater. A "change in control" is generally defined in the agreement as any consolidation, merger, reorganization or other transaction in which the Company is not the surviving entity.

     In January 1998, the Company and William N. Dagher, then the Senior Vice President and Chief Information Officer of the Company, entered into a two-year employment agreement, which contains certain non-competition, non-solicitation and change in control provisions. That agreement provides that Mr. Dagher will be paid a base salary of $175,000 per year (subject to adjustments by any increases given in the normal course of business), and that he is eligible for an annual incentive compensation payment of up to 50% of his base salary, payable at the discretion of the Board. Upon early termination of Mr. Dagher's employment other than for cause, Mr. Dagher is entitled to receive salary continuation and health benefit continuation for the balance of the term of the agreement, or nine months of salary in a lump sum, whichever is greater. In the event Mr. Dagher's employment is terminated in connection with a change in control, he is entitled to receive a severance payment equal to nine months of salary continuation at his then current base salary, or the payments due and owing to him under the remaining term of the agreement, whichever is greater. A "change in control" is generally defined in the agreement as any consolidation, merger, reorganization or other transaction in which the Company is not the surviving entity. Mr. Dagher also received options to purchase up to 25,000 shares of Common Stock. As provided in the agreement, the term thereof has continued in effect beyond the initial two-year term for successive one-year terms. The current term of the agreement extends to January 31, 2003. Mr. Dagher currently serves as Senior Vice President of the Company and President of the Company's e-Health Solutions division.

     In June 1998, the Company and Frank B. Murphy, then the Senior Vice President -- Physician Management of the Company, entered into a two-year employment agreement, which contains certain non-competition, non-solicitation and change in control provisions. That agreement provides that Mr. Murphy will be paid a base salary of $180,000 per year (subject to adjustments by any increases given in the normal course of business), and that he is eligible for an annual incentive compensation payment of up to 80% of his base salary, payable at the discretion of the Board. Upon early termination of Mr. Murphy's employment other than for cause or for "good reason," Mr. Murphy is entitled to receive a severance payment equal to his then current monthly salary multiplied by the greater of the number of months remaining in the term of the agreement or twelve months, and he is also entitled to continuation of certain health and welfare benefits. In the event Mr. Murphy's employment is terminated in connection with a change in control, he is entitled to receive a severance payment equal to one year of salary continuation at his then current base salary, or the payments due and owing to him under the remaining term of the agreement, whichever is greater. A "change in control" is generally defined in the agreement as any consolidation, merger, reorganization or other transaction in which the Company is not the surviving entity. Mr. Murphy also received options to purchase up to 24,999 shares of Common Stock. As provided in the agreement, the term thereof has continued in effect beyond the initial two-year term for successive one-year terms. The current term of the agreement extends to June 15, 2002. Mr. Murphy currently serves as Senior Vice President of the Company and President of the Company's Physician Services division.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Set forth below is certain information as of December 31, 2001, regarding an outstanding loan made in November 2000 pursuant to the employment agreement between the Company and Philip M. Pead, the Company's President and Chief Executive Officer and a member of the Board.

                                                    LARGEST AGGREGATE AMOUNT   BALANCE AS
NAME AND POSITION          NATURE OF INDEBTEDNESS     OUTSTANDING IN 2001      OF 12/31/01     INTEREST
-----------------         ------------------------  ------------------------   -----------   -------------
Philip M. Pead,
  President and CEO.....  Common Stock purchase(1)          $250,000            $250,000          (2)

---------------
(1) The loan is secured by an aggregate of 74,000 shares of Common Stock, and is payable in full upon the earlier to occur of the termination of Mr. Pead's employment or the sale of all or any part of those shares.

(2) The terms of the loan provide that any overdue payment shall bear interest at a rate equal to the rate of interest then imputed by the Internal Revenue Service plus 4% per annum, or the maximum rate permitted by law, whichever is lower, but such terms do not otherwise require the payment of interest.

                            SECTION 16(A) BENEFICIAL
                         OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers, directors and persons who own more than 10% percent of the Common Stock to file certain reports with respect to each such person's beneficial ownership of the Common Stock, including statements of changes in beneficial ownership on Form 4. In addition, Item 405 of Regulation S-K requires the Company to identify in its Proxy Statement each reporting person that failed to file on a timely basis reports required by
Section 16(a) of the Exchange Act during the most recent fiscal year or prior fiscal years. Based solely upon a review of Forms 3, 4 and 5 and amendments thereto, for such persons there were no late reports, no transactions that were not reported on a timely basis, and no known failures to file a required form.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     As described earlier in this Proxy Statement, the Company has a Compensation Committee, which is composed of C. Christopher Trower, Chairman, David R. Holbrooke, M.D., and John C. Pope. Each member of the Compensation Committee is a "non-employee director" as defined in Rule 16b-3 of the Exchange Act, and is an "outside director" as provided for in Section 162(m) of the Code. There are no "interlocks," as defined by the Securities and Exchange Commission, with respect to any member of the Compensation Committee.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee determines each executive officer's compensation annually. As of the date hereof, the Compensation Committee consists of the three Board members whose names appear below. The Compensation Committee also receives input from the Chairman of the Board regarding compensation of all executive officers, and from the Chief Executive Officer regarding compensation of all executive officers other than himself, based in each case on consideration of the same criteria as those considered by the Compensation Committee, as described below.

     Compensation Components and Philosophy. The components of the Company's executive compensation program consist of base salaries, benefits and perquisites, cash bonuses, stock options, and other long-term incentives. The Company's compensation program is structured and administered to support the Company's business mission, which is to develop an organization that efficiently and effectively delivers integrated business management outsourcing services, application software and Internet-enabled connectivity to healthcare providers and payers, and generates favorable returns for its stockholders. The program is designed to provide total compensation that represents competitive compensation for the Company's executive officers, including incentive compensation and other long-term incentives that motivate the Company's executive officers to achieve strategic business objectives over the long term.

     Base Salary. Each executive officer's base salary, including the base salary of the Chief Executive Officer, is based primarily upon the competitive market for the executive officer's services. In addition to competitive compensation information, the Compensation Committee evaluates certain qualitative factors, such as the Chief Executive Officer's and the Compensation Committee's perceptions of each executive officer's performance (i.e., experience, responsibilities assumed, demonstrated leadership ability, and overall effectiveness) during the preceding year. Other factors considered by the Compensation Committee in evaluating base salary include the level of an executive's compensation in relation to other executives in the Company with the same, more and less responsibilities than the particular executive, inflation, the performance of the executive's division or group in relation to established operating budgets, and the Company's guidelines for salary increases for non-executive employees determined during the Company's annual budgeting and planning process. Additionally, for executive officers, compensation arrangements are often set forth in employment contracts with specified terms.

     Cash Bonus Awards. Each executive officer is eligible to receive an annual cash bonus award. These cash bonuses generally are paid pursuant to an incentive compensation plan established at the beginning of each fiscal year in connection with the Company's preparation of its annual operating budget for such year. The amounts of such awards are based on the performance of the Company, the performance of the business units reporting to the executive, and the performance of the executive, measured in each case against attainment of established objectives.

     Stock Option Awards. The Company maintains stock option plans which are designed to align executives' and stockholders' interests in the enhancement of stockholder value. Stock options are granted under these plans by the Compensation Committee. Executive officers, including the Chief Executive Officer, are eligible to receive options under these plans. To encourage long-term performance, executive options typically vest over a three to five year period and remain outstanding for eleven years.

     In making its decisions to approve stock option awards to executives, the Compensation Committee evaluates the Company's consolidated profitability for the year, the Company's growth plans, the desirability of long-term service from an executive, the number of options held by other executives in the Company with similar responsibilities as the executive at issue, the amount and terms of options already held by the executive, and the compensation practices of the Company's competitors.

     Deductibility of Certain Compensation. Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to publicly held corporations for compensation in excess of $1 million in any taxable year that is paid to the corporation's chief executive officer or to the four other most highly compensated executive officers. The Company's compensation plans permit the grant of stock options and other awards that are fully deductible under Code
Section 162(m). It is the Compensation Committee's intent to maximize the deductibility of executive compensation while retaining the discretion necessary to compensate executive officers in a manner commensurate with performance and the competitive market for executive talent. No executive of the Company received compensation in 2001 that was subject to the Section 162(m) limitation.

     Chief Executive Officer Compensation. Mr. Pead's compensation is paid in accordance with the terms of his employment agreement, the terms of which are described elsewhere in this Proxy Statement. In 2001, the Compensation Committee granted Mr. Pead options to acquire 875,000 shares of Common Stock, awarded him an annual cash bonus for 2001 in the amount of $219,325, and increased his annual salary to $350,000 effective as of December 1, 2001, in each case in recognition of his continuing contributions toward attainment of the Company's financial and strategic objectives.

     Stock Ownership Guidelines. In 2001, the Board adopted stock ownership guidelines for directors and certain key executive officers. The stock ownership guidelines reflect the Company's view that the best way to reinforce the link between the interests of the directors and executive officers, on the one hand, and the interests of the stockholders, on the other, is for the directors and executives to own significant amounts of the Company's Common Stock. It is expected that the Company's directors and executives will demonstrate their confidence in the Company's future by increasing ownership of the Common Stock in accordance with these guidelines. The target ownership levels are as follows:

Directors:                          5x annual retainer
Chief Executive Officer:            5x base salary
CFO and Division Presidents:        2x base salary

     For example, if an executive has a base salary of $200,000, and the target ownership level is 2x base salary, then the value of the Common Stock owned by that executive should be $400,000. The target ownership levels are intended to be achieved by 2006. The shares owned at that time will be valued for compliance purposes at their then-fair market value (rather than historical cost or investment). The then-applicable target stock ownership levels will, likewise, be based on compensation in effect in 2006 (therefore, if compensation increases, the target ownership levels will also increase). Shares that count toward reaching target ownership levels include stock owned outright, vested shares in qualified benefit plans (e.g., a 401(k) or employee stock purchase plan), and vested stock units held in the Deferred Stock Unit Plan. Unexercised stock options will not be counted toward target stock ownership. Progress toward compliance with the target stock ownership levels will be monitored quarterly by the Compensation Committee.

     Deferred Stock Unit Plan. Effective as of October 1, 2001, and subject to the approval of the stockholders of the Company at the Annual Meeting, the Board adopted the Deferred Stock Unit Plan. See "Proposal to Approve the Per-Se Technologies, Inc. Deferred Stock Unit Plan." (Proposal 2.) The full text of the Deferred Stock Unit Plan is attached hereto as Appendix B.

     The purpose of the Deferred Stock Unit Plan is to further align the interests of the Company's non-employee directors and a select group of key employees of the Company and its affiliates with the interests of stockholders by encouraging additional ownership of the Common Stock, and to provide the non-employee directors and such key employees with an opportunity to defer taxation of income in consideration of the valuable services that they provide. It is expected that participation in the Deferred Stock Unit Plan will facilitate achievement of the target stock ownership levels described above.

     Executive Deferred Compensation Plan. Effective as of January 1, 2002, the Board adopted the Per-Se Technologies, Inc. Executive Deferred Compensation Plan (the "Deferred Compensation Plan"). The purpose of the Deferred Compensation Plan is to recognize the value to the Company of the services rendered by certain management and/or highly compensated employees, and to encourage and assure their continued service with the Company by making more adequate provisions for their future retirement security.

     The Deferred Compensation Plan will allow the eligible employees the opportunity to accumulate deferred compensation, including deferrals of base salary, bonus awards pursuant to the Company's 2001 incentive compensation plan, and other forms of remuneration that the Compensation Committee and/or the Board may from time to time designate as available for deferral. The Company is not required to seek stockholder approval for such a plan, and it does not intend to seek such approval for the Deferred Compensation Plan.

                                          COMPENSATION COMMITTEE
                                          C. Christopher Trower, Chairman
                                          David R. Holbrooke, M.D.
                                          John C. Pope

April 2, 2002

     The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                         STOCK PRICE PERFORMANCE GRAPH

     The graph below reflects the cumulative stockholder return on the Common Stock compared to the return of the Center for Research in Security Prices Total Return Index for the Nasdaq Stock Market (U.S. Companies) (the "Nasdaq Composite") and the Company's peer group indices for the periods indicated. The graph reflects the investment of $100 on December 31, 1996 in the Common Stock, the Nasdaq Composite and the Company's peer group indices. The Company's current peer group index consists of the following companies: Cerner Corporation, IDX Systems Corporation, Eclipsys Corporation, National Data Corporation, and WebMD Corporation (the "Peer Group").

                              (PERFORMANCE GRAPH)

-------------------------------------------------------------------------------------------------------
                            12/31/1996   12/31/1997   12/31/1998   12/31/1999   12/29/2000   12/31/2001
-------------------------------------------------------------------------------------------------------
 Per-Se Technologies,
  Inc.                         100           58           29           25           10           32
 Peer Group Index              100          113          163          155           69           64
 Nasdaq Composite              100          122          170          315          191          151

     The stock price performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                             AUDIT COMMITTEE REPORT

     The Audit Committee is composed of three independent directors and operates under a written charter adopted by the Board. A provision has been added to the Audit Committee's charter to elaborate on the responsibilities of the Audit Committee and the Board to ensure that the independence of the Company's independent auditors is not compromised, and to establish in writing the Company's policy of prohibiting its independent auditors from being engaged to perform non-financial consulting services such as information technology consulting and internal audit outsourcing. A copy of the Audit Committee's charter, as amended to reflect that policy, is attached hereto as Appendix A.

     Management of the Company is responsible for the Company's internal controls and the financial reporting process. The Company's independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee those processes.

     It is not the Audit Committee's duty or responsibility to conduct auditing or accounting reviews or procedures. The members of the Audit Committee do not represent themselves to be accountants or auditors by profession or experts in the fields of accounting or auditing.

     As part of its oversight of the Company's financial statements, the Audit Committee has met and held discussions with management and the Company's independent accountants. Management has represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee also discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     The Company's independent accountants also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence.

     Based on the Audit Committee's discussions with management and the independent accountants and the Audit Committee's review of the representations of management and the report of the independent accountants to the Audit Committee, and without any independent verification, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                                          AUDIT COMMITTEE
                                          John C. Pope, Chairman
                                          David R. Holbrooke, M.D.
                                          C. Christopher Trower

April 2, 2002

     The report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                      SELECTION OF INDEPENDENT ACCOUNTANTS

     The Board has selected the firm of Ernst & Young LLP ("Ernst & Young") to serve as the Company's principal independent accountants for 2001. Ernst & Young has served in that capacity since June 14, 2001. One or more representatives of Ernst & Young will be present at the Annual Meeting, will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

     On June 14, 2001, following a competitive review and request for proposal process in which a number of nationally recognized accounting firms were requested to participate, the Company dismissed PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") as the Company's principal accountants and engaged Ernst & Young as the Company's new principal accountants. The decision to change accountants was recommended by the Audit Committee and approved by the Board.

     The reports of PricewaterhouseCoopers on the Company's financial statements for the two fiscal years ended December 31, 1999 and 2000 do not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles. During the Company's December 31, 1999 and 2000 fiscal years and the subsequent interim periods preceding the date of the Company's change in principal accountants, there were no disagreements with PricewaterhouseCoopers on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure as described in paragraph (a)(1)(iv) and Instructions 4 and 5 of Item 304 of the Securities and Exchange Commission's Regulation S-K, and there were no "reportable events" as described in paragraph (a)(1)(v) of Item 304.

                           ACCOUNTANTS' FEES FOR 2001

AUDIT FEES

     The aggregate fees billed by Ernst & Young for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2001 and for the reviews of the financial statements included in the Company's Forms 10-Q filed for the second and third quarter of 2001 was $476,974. The aggregate fees billed by PricewaterhouseCoopers for professional services rendered for the review of the financial statements included in the Company's Form 10-Q for the first quarter of 2001 was $77,527.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     No fees were billed by Ernst & Young for services rendered to the Company during the fiscal year ended December 31, 2001, in connection with operating, or supervising the operation of, the Company's information system or managing the Company's local area network, or designing or implementing a hardware or software system that aggregates source data underlying the Company's financial statements or generates information that is significant to the Company's financial statements.

ALL OTHER FEES

     The aggregate fees billed by Ernst & Young for services rendered to the Company during the fiscal year ended December 31, 2001, other than those services described above, were $26,620 (primarily for consulting on the effects of accounting changes and adoption of new accounting pronouncements).

AUDIT COMMITTEE REVIEW

     The Audit Committee has reviewed the services rendered and the fees billed by Ernst & Young for the fiscal year ended December 31, 2001. The Audit Committee has determined that the services rendered and the fees billed last year that were not related to the audit of the Company's financial statements are compatible with the independence of Ernst & Young as the Company's independent accountants.

                            PROPOSAL TO APPROVE THE
               PER-SE TECHNOLOGIES, INC. DEFERRED STOCK UNIT PLAN
                                  (PROPOSAL 2)

BACKGROUND

     Effective as of October 1, 2001, and subject to the approval of the stockholders at the Annual Meeting, the Board adopted the Per-Se Technologies, Inc. Deferred Stock Unit Plan (the "plan"). The purpose of the plan is to further align the interests of the Company's non-employee directors and a select group of key employees of the Company and its affiliates with the interests of stockholders by encouraging additional ownership of the Common Stock, and to provide the non-employee directors and such key employees with an opportunity to defer taxation of income in consideration of the valuable services that they provide. Non-employee directors of the Company are automatically eligible to participate in the plan. The Compensation Committee may select key employees of the Company and its affiliates from time to time as eligible participants. Currently, five non-employee directors and six executives (including two employee directors) are eligible to participate in the plan.

     A summary of the plan is set forth below. This summary is qualified in its entirety by the full text of the plan, which is attached to this Proxy Statement as Appendix B.

     If the stockholders do not approve the plan, it will be terminated immediately, and all incentive compensation previously elected to be deferred under the plan will be distributed to the employee participants, and no non-employee director account balances under the Per-Se Non-Employee Director Deferred Stock Credit Plan will be rolled over to the plan.

SUMMARY OF THE PLAN

     Administration. The Compensation Committee of the Board administers the plan. Subject to the provisions of the plan, the Compensation Committee is authorized to interpret the plan, to determine the eligibility of employees for participation, determine the status and rights of all persons under the plan and, in general, to decide any disputes. At the discretion of the Board, the plan may be administered by the full Board, rather than the Compensation Committee. During any time that the Board is acting as administrator of the plan, it shall have all the powers of the Compensation Committee under the plan.

     Conversion of Compensation, Enhancement Bonus and Dividend Equivalents into Stock Units. Pursuant to the plan, a non-employee director may elect to defer up to 100% of his Board and committee meeting fees and annual retainer amounts each year. Eligible employees may elect each year to defer up to 50% of their annual incentive bonus and receive an enhancement bonus equal to $0.25 for each dollar of compensation deferred. The Compensation Committee may also from time to time in its sole discretion designate such other enhancement bonus contributions as it deems appropriate. The cash amount of such deferrals and, in the case of employee participants, the enhancement bonuses will be converted to stock units, by dividing the amount to be deferred, plus any enhancement bonus, by the fair market value of the Common Stock on the date the amounts are credited to the participant's account. A stock unit is a hypothetical investment representing one share of the Common Stock. Each stock unit represents an unsecured right to receive one share of the Common Stock at a designated future date.

     If any cash dividends are paid on the Common Stock during the deferral period, an amount equal to the per-share dividend will be credited with respect to each stock unit in a participant's plan account. Those dividend equivalent amounts will be converted to additional stock units on the dividend payment date, based on the fair market value of the Common Stock on that date.

     If a non-employee director elects to participate in this plan, the balance, if any, in his account under the Per-Se Non-Employee Director Deferred Stock Credit Plan will be automatically rolled over to his account under this plan. In that case, the hypothetical number of shares of Common Stock credited to his account under the Non-Employee Director Deferred Stock Credit Plan as of that date will be converted to stock units on a one-for-one basis and credited to his account under this plan.

     Vesting of Accounts. Participants are always fully vested in the stock units converted from deferrals of compensation, including any additional stock units converted from dividend equivalents on such stock units, and including any rollover account from the Per-Se Non-Employee Director Deferred Stock Credit Plan. However, stock units that are converted from an enhancement bonus credited to an employee participant, and any related dividend equivalent stock units, will vest at the rate of 20% each year over a period of five years from the date of deferral of the related compensation. If a participant's employment is terminated for "cause" (as defined in the plan) or if he or she resigns without "good reason" (as defined in the plan) before the enhancement bonus stock units are vested, he or she will forfeit any such unvested stock units. Notwithstanding that normal vesting schedule, the enhancement bonus stock units will become fully vested on the date the employee participant terminates employment by reason of his or her death, retirement, disability or resignation for good reason or if he or she is terminated without cause. Such units will also become fully vested if the participant is terminated for any reason after the occurrence of a change in control of the Company (as defined in the plan) or if the plan is terminated after a change in control.

     Deferral and Distribution Elections. Elections to defer compensation for any plan year must be made by a deadline established by the Compensation Committee. The plan year for non-employee director participants is the 12-month period between the annual meetings of stockholders. Non-employee directors must file their deferral elections with the Compensation Committee's designee prior to the beginning of the plan year with respect to which the compensation is to be earned (or no later than 30 days after the director's initial term of office). The plan year for employee participants is the calendar year. Employee participants must file their deferral elections with the Compensation Committee's designee no later than November 30 of each calendar year with respect to the bonus to be earned for that year. The Compensation Committee may establish earlier deadlines for future deferral elections.

     In the deferral election, a participant must select a date to begin receiving distributions of stock from his or her account and whether to receive such shares in one, five or ten installments. The distribution date may begin, at the election of the participant, on either the participant's termination of service or an anniversary of the deferral date, which shall be not less than the second anniversary in the case of stock units converted from deferred compensation and not less than the fifth anniversary in the case of stock units converted from enhancement bonuses. In the event of a participant's death, his or her resignation without good reason or termination for cause, the participant's vested account balance will be distributed as soon as administratively possible in one installment, regardless of a contrary election by the participant as to the timing and method of distribution.

     A participant may change his or her election as to distribution date and/or method of distribution for the account with respect to a plan year. However, such new election will not be effective until one year after it is filed with the Compensation Committee. Participants are limited to one changed election for each separate plan year.

     The Compensation Committee may, in its sole discretion, accelerate the distribution to a participant of an amount reasonably necessary to handle a severe financial hardship of a sudden and unexpected nature due to causes not within the control of the participant. All such distributions will be made in cash in a lump sum, by converting stock units to cash based on the fair market value of the Common Stock on the business day immediately before the date of the distribution.

     At the end of the deferral period, a participant's entire vested account will be paid in whole shares of Common Stock, with any fractional shares paid in cash. Participants will have no rights as a stockholder until actual shares of stock are distributed to them.

     Adjustments. In the event of certain changes in the Company's capital structure or transactions that affect the Common Stock, the Compensation Committee will make equitable and corresponding adjustments to the stock units in participant accounts under the plan.

     Source and Limit on Shares. The shares of Common Stock to be distributed pursuant to the plan will be shares that have been previously issued and reacquired by or on behalf of the Company in public or private transactions. Subject to adjustments required or permitted by the plan, the maximum number of shares that may be distributed pursuant to the plan is 600,000 shares. If any stock units granted under the plan are forfeited by a participant, the shares of Common Stock represented by such stock units will not count against such maximum number of shares that may be distributed.

     Funding of Benefits. Benefits under the plan will be distributed by the Company out of the Company's general assets and no separate fund will be established to secure such benefits. Rights of participants and their beneficiaries under the plan are no greater than the rights of any of the Company's unsecured general creditors. However, the Company may establish a grantor trust to defray the obligations under the plan and, to the extent that any payment is made from such trust to a participant or his or her beneficiary, such payment will be in satisfaction of the Company's obligations under the plan.

     Termination and Amendment. The Board or the Compensation Committee may at any time amend or terminate the plan without stockholder approval, but may condition any amendment on the approval of the stockholders if such approval is necessary or advisable with respect to tax, securities or other applicable laws, policies or regulations. No amendment to the plan may adversely affect any benefit that has accrued on the effective date of such amendment, without the consent of the affected participant(s).

BENEFITS TO NAMED EXECUTIVE OFFICERS AND OTHERS

     Since its adoption, five executive officers (including one employee director) have elected to participate in the plan, and three non-employee directors are expected to participate. If the plan is approved by the stockholders, then such participants will be credited with stock units under the plan as shown below. Any future participation in the plan will be voluntary. Therefore, it is not presently possible to determine the benefits or amounts that will be received by such persons or other persons or groups pursuant to the plan in the future.

                                                                   DEFERRED STOCK UNIT PLAN
                                                          -------------------------------------------
NAME AND POSITION                                         DOLLAR VALUE(1)    NUMBER OF STOCK UNITS(2)
-----------------                                         ---------------    ------------------------
Philip M. Pead..........................................    $219,325.00(3)          18,650.09
  President and Chief Executive Officer
Chris E. Perkins........................................    $140,194.00(3)          11,921.26
  Executive Vice President and
  Chief Financial Officer
Karen B. Andrews........................................    $ 16,245.00              1,381.38
  President of the Company's
  Application Software division
William N. Dagher.......................................    $ 53,373.75              4,538.58
  President of the Company's
  e-Health Solutions division
Frank B. Murphy.........................................    $106,540.63              9,059.58
  President of the Company's
  Physician Services division
All Executive Officers as a Group.......................    $535,678.38             45,550.88
  (including the above)
All Non-Employee Directors as a Group...................    $364.694.18(4)          31,011.41(4)
  (assumes three participants)
All Non-Executive Employees as a Group..................             --                    --

---------------
(1) Reflects for each participating employee the amount of 2001 annual bonus compensation deferred by that employee under the plan, plus an enhancement bonus equal to $0.25 for each dollar of compensation deferred.

(2) Estimated for each participating employee based on the closing price of the Common Stock on March 1, 2002, of $11.76 per share. If the plan is approved by the stockholders at the Annual Meeting on May 2,

    2002, the number of stock units credited to the participating employees will be determined based on the closing price of the Common Stock on that date.

(3) Includes a one-time, additional enhancement bonus contribution designated by the Compensation Committee on February 8, 2002, for the benefit of each of Messrs. Pead and Perkins equal to $0.75 for each dollar of 2001 annual bonus compensation deferred by them under the plan, resulting in a 100% match of their 2001 deferral amounts.

(4) Reflects rollover of account balances from the Per-Se Non-Employee Director Deferred Stock Credit Plan. The number of stock units is estimated based on account balances in the Non-Employee Director Deferred Stock Credit Plan as of March 1, 2001. The dollar value is estimated based on the closing price of the Common Stock on March 1, 2002, of $11.76 per share. If the plan is approved by the stockholders at the Annual Meeting on May 2, 2002, the number of stock units credited to non-employee directors will depend on the number of stock credits held in accounts under the Non-Employee Director Deferred Stock Credit Plan that are rolled over to the plan on May 2, 2002, and the dollar value of the stock units credited to non-employee directors will depend on the closing price of the Common Stock on that date.

CERTAIN FEDERAL INCOME TAX EFFECTS

     Under present federal income tax regulations, a participant receiving a stock unit, which represents the unsecured right to receive stock in the future, will not recognize income, and the Company will not be allowed a tax deduction, at the time such stock unit is granted. When Common Stock is actually granted or the participant otherwise has the right to receive such stock, the participant will recognize ordinary income equal to the fair market value of the stock, and the Company will be entitled to a corresponding tax deduction at that time, subject to the limitations of Section 162(m) of the Code.

STOCKHOLDER VOTE REQUIRED TO APPROVE THE PLAN

     Approval of the plan will require the affirmative vote of the holders of a majority of the shares of Common Stock which are represented in person or by proxy at the Annual Meeting and entitled to vote at the meeting. Proxies will be voted in accordance with the specifications marked thereon, and if no specification is made, will be voted "FOR" approval of the plan.

 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE
                         PROPOSAL TO APPROVE THE PLAN.

                              STOCKHOLDER PROPOSAL
                                  (PROPOSAL 3)

     The approval of the stockholder proposal described below would require the affirmative vote of the holders of a majority of the shares of Common Stock which are represented in person or by proxy at the Annual Meeting and entitled to vote at the meeting.

     Robert W. Walter, Esq., on behalf of the Berliner Zisser Walter & Gallegos, P.C. 401(k) FBO Robert Walter (the "Retirement Account"), and in Mr. Walter's capacity as both the beneficiary and trustee thereof, has submitted the proposal set forth below for inclusion in this Proxy Statement. The Retirement Account is a beneficial holder of 3,466 shares of the Common Stock. Mr. Walter's address is Robert W. Walter, Esq., Berliner Zisser Walter & Gallegos, P.C., Wells Fargo Center, Suite 4700, 1700 Lincoln Street, Denver, Colorado 80203-4547. The stockholder proposal is as follows:

     "Resolved, that the shareholders of Per-Se Technologies, Inc. (the "Company") request that the Board of Directors adopt a policy stating that the public accounting firm retained by our Company to provide audit services, or any affiliated company, should not also be retained to provide non-audit services to our Company.

     Statement of Support: The role of independent auditors in ensuring the integrity of the financial statements of public corporations is fundamentally important to the efficient and effective operation of the financial markets. The U.S. Securities and Exchange Commission recently stated:

     Independent auditors have an important public trust. Investors must be able to rely on issuers' financial statements. It is the auditor's opinion that furnishes investors with critical assurance that the financial statements have been subjected to a rigorous examination by an objective, impartial and skilled professional, and that investors, therefore, can rely on them. If investors do not believe that an auditor is independent of a company, they will derive little confidence from the auditor's opinion and will be far less likely to invest in that public company's securities. (Exchange Act Release No. 43602, November 21, 2000; the "Auditor Independence Release")

     It is critically important to the integrity of the auditing process and the confidence of investors that those firms performing audits for public corporations avoid business relationships that might compromise their independence or raise the perception of compromised judgment. At the heart of the challenge to auditor independence is the growing level of business and financial relationships developing between audit firms and their clients. The Auditor Independence Release identifies these growing business relationships that threaten auditor independence:

     Accounting firms have woven an increasingly complex web of business and financial relationships with their audit clients. The nature of the non-audit services that accounting firms provide to their audit clients has changed, and the revenues from these services have dramatically increased.

     The growth of non-audit revenues represents a trend that has been accelerating dramatically in the last several years, with non-audit fees for consulting or advisory services exceeding audit fees at many companies. Our Company is in the category of companies that pays its audit firm more for non-audit advisory services than it does for audit services. The Company's most recent proxy statement indicated that PricewaterhouseCoopers LLP received or billed $477,500 for audit services, while it billed $481,355 for non-audit services rendered.

     I believe that this financial "web of business and financial relationships" may at a minimum create the perception of a conflict of interest that could result in a lack of owner and investor confidence in the integrity of the Company's financial statements. As a long-term shareowner, I believe that the best means of addressing this issue is to prohibit any audit firm retained by our Company to perform audit services from receiving payment for any non-audit services performed by the firm. I urge your support for this resolution designed to protect the integrity of the Company's auditing and financial reporting processes."

     THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" THIS PROPOSAL.

     As noted above under the caption "Selection of Independent Accountants," in June 2001, following a competitive review and request for proposal process in which a number of nationally recognized accounting firms were requested to participate, the Company dismissed PricewaterhouseCoopers as the Company's principal accountants, and engaged Ernst & Young as the Company's new principal accountants. The decision to change accountants was recommended by the Audit Committee and approved by the Board. This change was reported in the Company's Current Report on Form 8-K filed on June 21, 2001.

     For 2000, PricewaterhouseCoopers billed the Company $477,500 for audit services, nothing for information technology consulting, and $481,355 for other services (most of which were for internal and compliance audit outsourcing). For 2001, PricewaterhouseCoopers billed the Company $77,527 for audit services, nothing for information technology consulting, and $39,000 for other services. In contrast, for 2001, Ernst & Young has billed the Company $476,974 for audit services, nothing for information technology consulting, and $26,620 for other services (primarily for consulting on the effects of accounting changes and adoption of new accounting pronouncements).

     The Company does not engage Ernst & Young to perform non-financial consulting, such as information technology consulting or internal audit outsourcing. The Company does, however, engage Ernst & Young to perform financial consulting on a number of matters in addition to its core auditing functions, such as on the effects of accounting changes and adoption of new accounting pronouncements, SEC registrations, and similar services. These engagement decisions are made only when two conditions are met. The first is a determination by management that Ernst & Young's particular expertise, coupled with its knowledge of the Company and the Company's management and financial systems, provides substantial assurance of high-quality, focused, timely and useful results. The second is a determination by the Audit Committee that the engagement does not compromise Ernst & Young's independence in performing their audit services.

     Such engagements are in accordance with the Company's policy, as noted above under the caption "Audit Committee Report," and as reflected in the Audit Committee's charter, which is attached hereto as Appendix B, of prohibiting the Company's independent auditors from being engaged to perform non-financial consulting services such as information technology consulting and internal audit outsourcing, and are consistent with the Company's policy of ensuring that the independence of the Company's independent auditors is not compromised.

     Having the discretion to determine the best allocation of tasks among accounting (and other) firms is an essential component of the ability of management, the Audit Committee and the Board to discharge their responsibilities to the Company and its stockholders. We believe that retaining this discretion does not in any way undermine the independence of its auditors. Management and the Audit Committee continually monitor and evaluate the performance of Ernst & Young in both its auditing services and its non-audit services, the fees paid for all such services and the compatibility of the non-audit services with the maintenance of that firm's independence. Moreover, in many instances, such as consulting on accounting changes, adoption of new accounting pronouncements and SEC registrations, engaging Ernst & Young is a much more efficient and cost-effective approach than engaging other firms, which lack Ernst & Young's knowledge of the Company.

     Furthermore, in accordance with guidelines of the American Institute of Certified Public Accountants and Ernst & Young's internal control procedures, Ernst & Young has procedures established to ensure that its audits are conducted in an objective and impartial manner, including the mandatory rotation of the engagement partner, an independent concurring partner review of each audit, periodic review by another major accounting firm of its audit practices, involvement of qualified persons separate from the audit team for consultation on complex accounting issues and performance of audit quality reviews.

     Given the safeguards in effect, we believe there is no benefit to the Company or its stockholders from an arbitrary limitation on the ability of management, the Audit Committee and the Board of Directors to exercise business judgment in the engagement of independent auditors or other outside vendors.

 ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" THIS PROPOSAL,
                AND YOUR PROXY WILL BE SO VOTED IF THE PROPOSAL
                  IS PRESENTED, UNLESS YOU SPECIFY OTHERWISE.

                                 OTHER MATTERS

     The minutes of the Annual Meeting of Stockholders held on May 3, 2001, will be presented to the meeting, but it is not intended that action taken under the proxy will constitute approval of the matters referred to in such minutes. The Board knows of no other matters to be brought before the meeting. However, if any other matters should come before the meeting, the persons named in the proxy will vote such proxy in accordance with their judgment.

                             STOCKHOLDER PROPOSALS

     Other than the stockholder proposal described above, no stockholder proposals were received for inclusion in this Proxy Statement. If a stockholder wishes to present a proposal to be included in the proxy statement for the next Annual Meeting of Stockholders, such proposal must be submitted in writing in accordance with the following requirements and procedures.

     Advance Notice Procedures. Under the By-laws, no business may be brought before an annual meeting of stockholders unless it is specified in the notice of the meeting or is otherwise brought before the meeting by or at the direction of the Board or by a stockholder entitled to vote who has delivered notice to the Company (containing certain information specified in the By-laws) not less than 90 days prior to the first anniversary of the preceding year's annual meeting. These requirements are separate from and in addition to the Securities and Exchange Commission's requirements that a stockholder must meet in order to have a stockholder proposal included in the Company's proxy materials.

     Stockholder Proposals for the 2003 Annual Meeting. Stockholders interested in submitting a proposal for inclusion in the proxy materials for the 2003 Annual Meeting of Stockholders may do so by following the procedures prescribed by the Securities and Exchange Commission in Rule l4a-8 under the Exchange Act. To be eligible for inclusion, stockholder proposals must be received by the Company's Secretary no later than December 2, 2002.

                                 ANNUAL REPORTS

     The Company's annual report to stockholders for the year ended December 31, 2001, which includes the Company's Annual Report on Form 10-K, accompanies this Proxy Statement. The Company's Annual Report on Form 10-K includes audited consolidated financial statements and a financial statement schedule, as filed with the Securities and Exchange Commission, except various exhibits thereto. The Company will provide copies of the exhibits, should they be requested by eligible stockholders, and the Company may impose a reasonable fee for providing such exhibits. Requests for copies of those materials should be mailed to:
Per-Se Technologies, Inc., 2840 Mt. Wilkinson Parkway, Atlanta, Georgia 30339,
Attention: Michele L. Howard, Vice President, Investor Relations and Corporate Communications.

                            EXPENSES OF SOLICITATION

     The cost of solicitation of proxies will be borne by the Company. In an effort to have as large a representation at the meeting as possible, special solicitation of proxies may, in certain instances, be made personally or by telephone, facsimile or mail by one or more employees of the Company. The Company also may reimburse brokers, banks, nominees and other fiduciaries for postage and reasonable clerical expenses of forwarding the proxy material to their principals who are beneficial owners of the Company's Common Stock.

                                          /s/ Paul J. Quiner
                                          PAUL J. QUINER
                                          Senior Vice President,
                                          General Counsel and
                                          Secretary

April 2, 2002

                                                                      APPENDIX A

                           PER-SE TECHNOLOGIES, INC.
                            AUDIT COMMITTEE CHARTER

I. AUDIT COMMITTEE MISSION

     The Audit Committee has oversight responsibility for the Company's financial reporting, internal controls, and business ethics. It serves as the interface with the Company's external and internal auditors. The key to successful performance of its functions is independence from Company management combined with an understanding of the Company's business and material financial reporting and internal control policies and procedures.

II. MEMBERSHIP AND QUALIFICATIONS OF AUDIT COMMITTEE MEMBERS

     A. Number of Members. The Audit Committee shall at all times contain a minimum of three members.

     B. Qualifications.

          1. Independence. All Audit Committee members shall be non-management directors of the Company. Each must be free from any relationship that would interfere with the exercise of his or her independent judgment. Employees, advisors, or consultants to the Company shall not be eligible for membership on the Audit Committee.

          2. Experience. Each member shall have or gain sufficient understanding of the Company's financial reporting and internal control policies and procedures to enable them to give consideration to material financial reporting and control issues as they arise. At least one member of the Committee shall have accounting or related financial management expertise as determined by the Board of Directors.

III. AUDIT COMMITTEE MEETINGS

     A. Frequency.  The Audit Committee shall meet at least four times annually.

     B. Time of Meetings. Meetings shall occur at the following times, among others: prior to commencement of the annual audit, prior to completion of the annual audit, and prior to the release of each quarterly financial report.

     C. Executive Session. Each Audit Committee meeting shall include an opportunity for an executive session held without management present.

     D. Written Agendas and Minutes. Each Audit Committee meeting shall have a written agenda, and written minutes of the meeting shall be prepared and maintained.

     E. Reporting to Board of Directors. The Audit Committee shall keep the Board of Directors apprised of its activities and shall advise the Board in detail of its material findings on a regular basis.

IV. DIRECT ACCESS TO ADVISORS AND INTERNAL INFORMATION

     The Audit Committee shall at all times have direct access to the Company's financial and legal advisors, including the Company's independent auditors and outside counsel. In fulfilling its functions, the Audit Committee shall have the right to hire counsel, public accountants, and other advisors, although such retention would normally occur only when special circumstances arise. The Audit Committee shall likewise have direct and unrestricted access to all relevant internal Company information.

V. AUDIT COMMITTEE RESPONSIBILITIES

     The independent auditors are ultimately accountable to the Board of Directors and to the Audit Committee, as representatives of the stockholders, and the Board of Directors and the Committee have the ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the independent auditors. The following list of Audit Committee responsibilities is illustrative only. The Audit Committee shall discharge responsibilities in addition to those enumerated below as it deems prudent in light of the state of the Company's financial reporting and internal control structure and other relevant circumstances.

     A. Responsibilities Regarding Outside Auditors.

          1. Recommending which firm to engage as the Company's principal independent auditors and whether to terminate that relationship.

          2. Reviewing the independent auditors' compensation, proposed terms of engagement and independence. This evaluation shall include review of a formal written statement delineating all relationships between the independent auditors and the Company consistent with Independence Standards Board Standard 1, discussion with the independent auditors with respect to any disclosed relationships, and consideration of any effect that relationships or non-audit services provided by the independent auditors to the Company may have on the auditors' objectivity and independence.

          3. Taking or recommending that the Board take appropriate action to ensure the independence of the independent auditors. Actions taken to ensure the independence of the Company's independent auditors shall include, without limitation, prohibiting the engagement of the independent auditors to perform non-financial consulting, such as information technology consulting, and internal audit outsourcing; however, such actions need not include prohibiting the engagement of the independent auditors to perform financial consulting with respect to effects of accounting changes and adoption of new accounting pronouncements, employee benefit plans audits, SEC registrations, audits of statutory filings of foreign subsidiaries, technology audit and security services, tax compliance and planning, due diligence reviews, and similar services, provided that all such non-audit services shall be monitored to ensure that such work does not compromise the independent auditors' independence in performing their audit services.

          4. Serving as a channel of communication between the independent auditors and the Board of Directors.

          5. Reviewing the results of each independent audit, including any qualifications in the independent auditors' opinion, and any related management letter, and requiring a review by the independent auditors pursuant to SAS 71 of the Company's quarterly financial statements and reviewing the results of such review with the independent auditors prior to public announcement of financial results for the quarter.

          6. Reviewing the Company's annual financial statements and any material disputes which have arisen between management and the independent auditors in connection with the preparation of those financial statements.

          7. Reviewing the Statements of Adjustments Passed, if any, prepared by the independent auditors in connection with their review of the Company's financial statements.

          8. Periodic meetings with the independent auditors, in which the following subject areas, along with such other subject areas as the Audit Committee deems appropriate, should be discussed at least once each year.

             a. What are the Company's primary internal control risks and areas of financial reporting weaknesses, and how they can be improved.

             b. Whether the independent auditors have noticed any end of the year or unusually large transactions, which require further investigation.

             c. Whether the independent auditors have had any material disagreement with management regarding financial reporting or internal control matters.

             d. Whether the independent auditors have had the full cooperation of management in connection with the audit.

             e. The quality of the Company's accounting principles as applied in its financial reporting.

     B. Responsibilities Regarding Company Management.

          1. Ascertaining from senior management the Company's primary business and financial exposure risks.

          2. Reviewing senior management's responses to the recommendations of the independent and internal auditors.

          3. Periodic meetings with senior management in which the following matters should be discussed at least annually.

             a. Company budgets and forecasts.

             b. Company compliance with internal codes of ethics and other internal procedures.

             c. Regulatory compliance.

     C. Responsibility Regarding Internal Auditor.

          1. To oversee the establishment of an internal audit function either at the Company or through some independent third party and the retention of qualified personnel to staff and manage such department or the retention of a qualified third party to provide internal audit services.

          2. Ascertaining the nature of and reviewing the internal audit plan.

          3. Ascertaining appropriate staffing levels or service levels for the internal audit function.

          4. Reviewing the appointment and replacement of the senior auditing executive or the provider of internal audit services, as appropriate.

          5. Serving as a channel of communication between the internal auditors and the Board.

          6. Regular meetings with the internal auditing staff, in which the following subject areas, along with such other subject areas, as the Audit Committee deems appropriate, should be discussed.

             a. What are the strengths and weaknesses of the Company's internal financial controls.

             b. What efforts have been taken to uncover errors or irregularities, and what has been the result of those efforts.

     D. Responsibilities Regarding Disclosure.

          1. To prepare a report from the Committee, such report to include all information required by federal securities laws and regulations, as in effect from time to time, for inclusion in the Company's proxy statements, commencing no later than the first proxy statement with respect to a stockholder vote occurring after December 31, 2001.

          2. To review at least annually the Charter of the Committee, making such amendments and modifications as it deems appropriate from time to time, and to file a copy of the then-current Committee Charter as an appendix to the Company's proxy statement at least once every three years.

                                                                      APPENDIX B

                           PER-SE TECHNOLOGIES, INC.

                            DEFERRED STOCK UNIT PLAN

                        Effective as of October 1, 2001

                           PER-SE TECHNOLOGIES, INC.

                            DEFERRED STOCK UNIT PLAN

     Per-Se Technologies, Inc. ("Per-Se") hereby establishes the Per-Se Technologies, Inc. Deferred Stock Unit Plan (the "Plan") effective as of October 1, 2001, subject to approval of the Plan by the stockholders of Per-Se at the 2002 Annual Meeting of Stockholders. Per-Se intends for this Plan to provide its Non-Employee Directors (as that term is defined in Article I) and a select group of key employees of the Company (as that term is defined in Article I) with an opportunity to defer income in consideration of the valuable services provided by such persons to the Company and to further align the interests of such persons with those of the Company's stockholders by encouraging ownership of Per-Se's common stock. The Company intends that the Plan shall not be treated as a "funded" plan for purposes of either the Code or the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

                                   ARTICLE I

                                  DEFINITIONS

     Defined terms used in this Plan shall have the meanings set forth below:

     1.01 Account

     "Account" means the memorandum account maintained for each Participant to which shall be credited all Deferred Amounts elected by a Participant, all Enhancement Bonus made on behalf of a Participant, and all dividend credits with respect to Stock Units in the Account, and other adjustments thereto.

     1.02 Affiliated Entity

     "Affiliated Entity" means any legal entity that is treated as a single employer with Per-Se pursuant to Code sections 414(b), 414(c), 414(m) or 414(o).

     1.03 Board

     "Board" means the Board of Directors of Per-Se.

     1.04 Cause

     "Cause" as a reason for an employee Participant's termination of employment shall have the meaning assigned such term in the employment agreement, if any, between such Participant and the Company or an affiliated company, provided, however that if there is no such employment agreement in which such term is defined, "Cause" shall mean any of the following acts by the Participant, as determined by the Committee: (i) the Participant materially breaches any of the terms or conditions set forth in an agreement between the Company and the Participant, (ii) the Participant commits an act materially detrimental to the business or reputation of the Company; or (iii) the Participant commits or is convicted of any crime involving fraud, deceit or moral turpitude.

     1.05 Change in Control

     "Change in Control" means and includes the occurrence of any one or more of the following events:

          (i) a consolidation or merger of Per-Se with or into any other corporation, or any other entity or person, other than a wholly-owned subsidiary of Per-Se, excluding any transaction in which the shares of Per-Se's common stock outstanding immediately prior to any such consolidation or merger represents immediately thereafter more than 50% of the combined voting power of the resulting entity after the transaction;

          (ii) any corporate reorganization, including an exchange offer, in which Per-Se shall not be the continuing or surviving entity resulting from such reorganization, excluding any transaction in which the shares of Per-Se's common stock outstanding immediately prior to any such reorganization represents immediately thereafter more than 50% of the combined voting power of the resulting entity after the transaction; or

          (iii) the sale of a substantial portion of Per-Se's assets, which shall be deemed to occur on the date that any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from Per-Se that (a) have a total fair market value equal to more than 50% of the total fair market value of all the assets of Per-Se immediately prior to such acquisition or acquisitions, or (b) represents a majority of the common stock of any (1) subsidiary of Per-Se, the revenues of which, in the most recent fiscal year, represent more than 75% of the consolidated gross revenues of Per-Se and its subsidiaries. Notwithstanding the foregoing, a transfer of assets or common stock in a subsidiary by Per-Se will not be treated as a sale of a substantial portion of Per-Se's assets if the assets are transferred to an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by Per-Se.

     1.06 Code

     "Code" means the Internal Revenue Code of 1986, as amended.

     1.07 Committee

     "Committee" means the Compensation Committee of the Board.

     1.08 Company

     "Company" means (i) Per-Se, and (ii) any Affiliated Entity that, with approval of the Board, has adopted the Plan.

     1.09 Compensation

     "Compensation" in the case of a Non-Employee Director means the director's committee, meeting and annual retainer fees otherwise payable to such director during his current term as a director. "Compensation" in the case of an employee Participant means incentive compensation payable under the Per-Se Technologies 2001 Incentive Plan or any successor annual incentive compensation plan or plans. The Committee may from time to time designate other forms of remuneration that are available for deferral into the Plan.

     1.10 Deferred Amounts

     "Deferred Amounts" means the amount of a Participant's Compensation that he elects to defer and have allocated to his Account pursuant to Section 3.01.

     1.11 Deferred Amount Stock Units

     "Deferred Amount Stock Units" means Stock Units credited to a Participant's Account that result from (i) the conversion to Stock Units of any Deferred Amounts in accordance with Section 4.01, or (ii) the conversion to additional Stock Units of dividend equivalents payable with respect to such Deferred Amount Stock Units pursuant to Section 4.02.

     1.12 Disability

     "Disability" means the mental or physical incapacity or disability of a Participant that renders him unable to perform his duties to the Company, as reasonably determined by the Committee. The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant's condition. A Participant's inability adequately to perform such services for a period of 60 consecutive days will be conclusive evidence of such mental or physical incapacity or disability, unless such inability adequately to perform such services is pursuant to a mental or physical incapacity or disability covered by the Family Medical Leave Act, in which case such 60-day period shall be extended to a one hundred and 120-day period.

     1.13 Election Agreement

     "Election Agreement" means an application for participation in the Plan, execution of which by a Participant is required under Article III for the Participant to elect Deferred Amounts.

     1.14 Enhancement Bonus

     "Enhancement Bonus" means the allocations to an employee Participant's Account made pursuant to Sections 3.02 and 4.01.

     1.15 Enhancement Bonus Stock Units

     "Enhancement Bonus Stock Units" means Stock Units credited to an employee Participant's Account that result from (i) the conversion to Stock Units of any Enhancement Bonus in accordance with Section 4.01, or (ii) the conversion to additional Stock Units of dividend equivalents payable with respect to such Enhancement Bonus Stock Units pursuant to Section 4.02.

     1.16 Fair Market Value

     "Fair Market Value", on any date, means the average closing price, for the five business days prior to the date for which the determination is being made, of a share of Stock on the Nasdaq Stock Market, or on the principal national securities exchange on which such shares are listed, or in the event such shares are not listed, the value established by the Committee in good faith.

     1.17 Good Reason

     "Good Reason" for a Participant's termination of employment shall have the meaning assigned such term in the employment agreement, if any, between such Participant and the Company or an affiliated company, provided, however that if there is no such employment agreement in which such term is defined, "Good Reason" shall mean any of the following acts by the Company without the consent of the Participant: (i) a reduction of greater than 10% in the Participant's annual base salary; (ii) a change in the Participant's work location to a work location more than 50 miles from his existing work location, except for required travel on the Company's business to an extent consistent with the Participant's then current business travel obligations; (iii) an assignment to any duties inconsistent in any material adverse respect with the Participant's current position, duties or responsibilities, other than an insubstantial and inadvertent act that is remedied by the Company promptly after receipt of notice thereof given by the Participant; or (iv) the failure by the Company to continue any material benefit or compensation plan in which the Participant is participating unless the Participant is provided with comparable benefits.

     1.18 Non-Employee Director

     "Non-Employee Director" means any member of the Board who is not a common law employee of the Company or any other affiliated entity of Per-Se.

     1.19 Non-Employee Director Deferred Stock Credit Plan

     "Non-Employee Director Deferred Stock Credit Plan" means the Non-Employee Director Deferred Stock Credit Plan maintained by Per-Se, effective as of November 19, 1997, as amended.

     1.20 Participant

     "Participant" means any Non-Employee Director who has elected to participate in the Plan and any eligible employee selected to participate in the Plan pursuant to Section 2.01 and who has elected to participate in the Plan.

     1.21 Plan

     "Plan" means this Per-Se Technologies, Inc. Deferred Stock Unit Plan, as amended from time to time.

     1.22 Plan Year

     "Plan Year" means each annual period with respect to which Compensation may be earned. The Plan Year shall be the calendar year with respect to employee Participants, and shall be the approximate twelve-month periods between annual meetings of the stockholders of Per-Se with respect to Participants who are Non-Employee Directors.

     1.23 Retirement

     "Retirement" of an employee Participant means his termination of employment with the Company or an Affiliated Entity after attaining any normal or early retirement age specified in any pension, profit sharing or other retirement program sponsored by the Company or such Affiliated Entity, or, in the event of the inapplicability thereof with respect to the person in question, as determined by the Committee in its reasonable judgment. "Retirement" of a Non-Employee Director means his retirement from the Board after having attained the mandatory retirement age for directors, as may be applicable from time to time, or, if there is no such mandatory retirement age, as determined by the Committee in its reasonable judgment.

     1.24 Stock

     "Stock" means the $0.01 par value common stock of Per-Se.

     1.25 Stock Units

     "Stock Units" means investment units, each of which is deemed to be equivalent to one share of Stock. Stock Units shall include the "Deferred Amount Stock Units" and the "Enhancement Bonus Stock Units."

                                   ARTICLE II

                         ELIGIBILITY AND PARTICIPATION

     2.01 Eligibility and Participation

     Non-Employee Directors are automatically eligible to participate in the Plan. The Committee shall from time to time in its sole discretion select those employees of the Company who are eligible to participate in the Plan from those employees who are among a select group of key employees.

     2.02 Election to Participate

     In order to participate in the Plan, Participants shall complete the election procedure specified by the Committee. The election procedure may include form(s) for the Participant to (a) designate his Beneficiary (pursuant to Article V), (b) designate Deferred Amounts by entering into an Election Agreement with the Company (pursuant to Article III), (c) select a payment option and date for the eventual distribution of his Account (pursuant to Article III), and (d) provide such other information as the Committee may reasonably require.

     2.03 Failure of Eligibility

     The Committee shall have the authority to determine that an employee Participant is no longer eligible to participate in the Plan. No Enhancement Bonus shall be made, no Deferred Amounts shall be withheld from a Participant's Compensation, and no dividend amounts shall be credited to a Participant's Account after he ceases to be eligible to participate in the Plan. The determination of the Committee with respect to the termination of participation in the Plan shall be final and binding on all parties affected thereby. Any benefits accrued hereunder, however, at the time the Participant becomes ineligible to continue participation, shall be distributable in accordance with the provisions of the Plan.

                                  ARTICLE III

                             CONTRIBUTION DEFERRALS

     3.01 Participant Deferrals

     (a) Elections to Defer. A Participant may elect to defer Compensation by filing the appropriate Election Agreement with the Committee's designee. A Non-Employee Director may elect to defer up to 100% of his Compensation, in 25% increments. An employee Participant may elect to defer up to 50% of his eligible Compensation, in 1% increments. Deferred Amounts shall be deducted through payroll withholding from the Participant's cash Compensation payable by the Company. Deferred Amounts shall be credited to the Participant's Account in accordance with Article IV.

     (b) Initial Enrollment. When a person first becomes eligible to participate in the Plan, pursuant to Section 2.01, the Committee's designee shall provide him with an election form, which, when properly completed and timely returned to the Committee's designee shall constitute an Election Agreement. The Election Agreement shall be effective immediately upon receipt by the Committee's designee; provided, however, that (i) in the case of Non-Employee Directors, the Election Agreements relating to any Compensation must be completed and returned prior to first day of the Plan Year with respect to which such Compensation will be earned (or in the case of a Non-Employee Director's initial term of office, no later than 30 days after such initial term has begun), and (ii) in the case of employee Participants, Election Agreements must be completed and returned not less than 30 days in advance of the end of the Plan Year for which such Compensation will be earned. The Committee from time to time may impose any earlier deadlines for the submission of Election Agreements as it deems appropriate or advisable.

     In the Election Agreement, the Participant shall indicate the beginning date for distribution of his Account for such Plan Year. The selected date may be either the date of the Participant's termination of service or an anniversary of the date of deferral, which shall be at least the second anniversary in the case of Deferred Amount Stock Units and at least the fifth anniversary in the case of Enhancement Bonus Stock Units. The Election Agreement shall also indicate one of the following methods of distribution: (i) one installment of the full vested balance of Stock Units in the Account as of the distribution date, or (ii) five or ten annual installments beginning on the distribution date.

     (c) Continuing Elections. A Participant may enter into a separate Election Agreement for each Plan Year. An Election Agreement filed with respect to one Plan Year shall remain effective for all following Plan Years during the term of the Plan, unless (i) a new Election Agreement with respect to a subsequent Plan Year is timely filed with the Committee's designee, (ii) the Committee's designee is notified in writing that the Participant does not which participate in the Plan for a subsequent Plan Year, or (iii) the Participant becomes ineligible to participate in the Plan.

     (d) Rollover Deferrals from the Non-Employee Director Deferred Stock Credit Plan. If a Non-Employee Director elects to participate in this Plan, the balance, if any, in such Non-Employee Director's account under the Non-Employee Director Deferred Stock Credit Plan will be automatically rolled over to his Account under this Plan (the "Rollover Account"). In that case, the hypothetical number of shares of Stock credited to his account under the Non-Employee Director Deferred Stock Credit Plan as of that date will be converted to Stock Units on a one-for-one basis and credited to his Rollover Account under this Plan. The Non-Employee Director's most recent election under the Non-Employee Director Deferred Stock Credit Plan as to the date for payment and method of payment (single distribution or installments) shall continue to apply with respect to such Rollover Account unless changed by the Non-Employee Director in accordance with Section 3.01(e) below.

     (e) Changing a Prior Election. A Participant may, by filing a new Election Agreement with the Committee's designee, change his election as to distribution date and/or method of distribution for the Account with respect to a Plan Year. Such new Election Agreement shall not be effective until one year after it is properly filed with the Committee's designee. Participants are limited to one changed Election Agreement for each separate Plan Year and one changed Election Agreement for the Participant's Rollover Account.

     (f) Participant Becomes Ineligible. A Participant's Election Agreement shall be canceled immediately when he becomes ineligible to participate in the Plan.

     3.02 Enhancement Bonus

     The Company shall grant to an employee Participant (but not to a participant who is a Non-Employee Director) an Enhancement Bonus equal to 25% of the Participant's Deferred Amount for a Plan Year. The Committee may from time to time in its sole discretion designate such other Enhancement Bonus contributions as the Committee deems appropriate. The Enhancement Bonus shall be converted to Stock Units and credited to the Participant's Account as specified in Article IV.

                                   ARTICLE IV

                                  Stock Units

     4.01 Conversion of Deferred Amounts and Enhancement Bonus to Stock Units

     All Deferred Amounts and Enhancement Bonus shall be converted to Stock Units and credited to Participants' Accounts on the later of (i) the date that the Deferred Amounts are deducted, through payroll withholding, from the Participant's cash Compensation payable by the Company, or (ii) the date of the annual meeting of stockholders of Per-Se at which the Plan is approved by the stockholders. The number of Stock Units to be credited shall be determined by dividing the Deferred Amount and Enhancement Bonus by the Fair Market Value of one share of Stock as of the date on which the amount is credited to the Participant's Account.

     4.02 Conversion of Dividend Equivalents to Stock Units

     Participants' Accounts will be credited with additional Stock Units as of the payment date of any cash dividends declared on the Stock. The number of additional Stock Units credited to an Account shall be determined by dividing
(i) the product of the per-share dividend amount times the number of Stock Units credited to the Account as of the record date for such dividend, by (ii) the Fair Market Value of one share of Stock as of the dividend payment date. Non-cash dividends shall not be converted to Stock Units or credited to Accounts, except as provided in Section 8.08 hereof. For purposes of the Plan, the deferral date and the vesting date of Stock Units converted from dividend equivalents shall be deemed to the same as the applicable deferral date and vesting date of the underlying Stock Units with respect to which such dividend equivalents were credited.

     4.03 Voting

     Participants shall have no right to vote any Stock Units prior to the date on which such Stock Units are subject to distribution and shares of Stock are distributed therefor.

     4.04 No Other Investment Alternatives

     Nothing contained in this Plan shall be construed to give any Participant any power or control to make investment decisions with respect to Deferred Amounts other than the conversion to Stock Units as provided in this Article IV. Nothing contained in the Plan shall be construed to require the Company or the Committee to fund any Participant's Account.

                                   ARTICLE V

                                 DISTRIBUTIONS

     5.01 Vesting

     (a) A Participant shall be fully vested at all times in the Deferred Amount Stock Units credited to his Account.

     (b) Except as provided below in this Article V, an employee Participant shall vest in the Enhancement Bonus Stock Units credited to his Account as follows: 20% on each of the first five anniversaries of the date on which such Enhancement Bonus Stock Units were credited to his Account, except that Stock Units converted from dividend equivalents shall vest at the same time as the corresponding Enhancement Bonus Stock Units vest.

     (c) If an employee Participant is terminated without Cause or if his employment is terminated due to his death, Disability, Retirement or resignation for Good Reason, then any unvested portion of his Account shall be immediately vested.

     (d) If an employee Participant is terminated for Cause or resigns without Good Reason, then no further vesting of unvested portions of his Account shall occur and unvested portions of his Account shall be forfeited immediately.

     (e) The effect of this Section 5.01 shall be limited to determining the consequences of a termination of service and nothing herein shall restrict or otherwise interfere with Company's discretion with respect to termination of any employee or director.

     (f) Change in Control. If the Plan is terminated after a Change in Control, all Participants shall thereupon become 100% vested in their Accounts.

     5.02 Distributions During Service

     (a) Timing. The timing of the distribution shall be pursuant to the terms of the Participant's applicable Election Agreement(s). Except as otherwise provided in Section 5.03, distributions shall begin at a date designated by the Participant in the Election Agreement.

     (b) Form of Distribution. The Participant's entire vested Account shall be paid in whole shares of Stock, with any fractional shares paid in cash, delivered in the number of installments designated pursuant to the Election Agreement(s), except as otherwise provided in Section 5.03.

     5.03 Distributions After Service

     (a) Death, Resignation without Good Reason or Termination for
Cause. Regardless of the distribution election in the Participant's Election Agreement(s), the Participant's entire vested Account shall be distributed as soon as administratively feasible after the Participant's death, resignation without Good Reason or termination for Cause. The Account shall be paid in whole shares of Stock, with any fractional shares paid in cash, delivered in one installment.

     (b) Termination for Any Other Reason. In the case of the Participant's termination as a director or employee for any other reason (including, for example, Retirement, Disability, termination without Cause, resignation for Good Reason, or expiration of term in office as a director), the timing of the distribution shall be pursuant to the terms of the Participant's applicable Election Agreement(s). The Account shall be paid in whole shares of Stock, with any fractional shares paid in cash, delivered in the number of installments designated in the applicable Election Agreement(s).

     (c) Change in Control. Upon the termination of a Participant for any reason after a Change in Control, the Participant's entire vested Account shall be distributed within three months after the Participant terminates service with the Company. The Account shall be paid in whole shares of Stock, with any fractional shares paid in cash, delivered in one installment.

     5.04 Distributions After Participant's Death

     (a) Each Participant shall designate one or more persons, trusts or other entities as his beneficiary (the "Beneficiary") to receive any amounts distributable under the Plan at the time of the Participant's death. In the absence of an effective beneficiary designation as to part or all of a Participant's interest in the Plan, such amount shall be distributed to the Participant's surviving spouse, if any, otherwise to the personal representative of the Participant's estate.

     (b) A beneficiary designation may be changed by the Participant at any time and without the consent of any previously designated Beneficiary. If a Participant has designated his spouse as a Beneficiary or as a contingent Beneficiary, and the Participant and that spouse subsequently divorce, then such beneficiary designation shall be void and of no effect with respect to such spouse on the day such divorce is final.

     (c) When a Participant dies, his remaining Account balance shall be distributed to his Beneficiary as soon as administratively possible after his death, regardless of the payment schedule the Participant elected, and regardless of whether installment payments had begun. Such distribution shall be paid in whole shares of Stock, with any fractional shares paid in cash.

     5.05 Financial Hardship

     The Committee may, in its sole discretion, accelerate the distribution to a Participant of an amount reasonably necessary to handle a severe financial hardship of a sudden and unexpected nature due to causes not within the control of the Participant. The determination of whether an unforeseeable hardship has occurred, as well as the application of the facts making such determination, shall be made by the Committee in its sole and absolute discretion and shall not be overturned unless such decision is arbitrary and capricious. All financial hardship distributions shall be made in cash in a lump sum, by the conversion of Stock Units to cash based on the Fair Market Value of the Stock on the business day immediately preceding the date of the distribution.

     5.06 Withholding

     At the time of deferral or distribution, the Company shall withhold any taxes or other amounts that are required to be withheld pursuant to any applicable law. The Committee may direct the Company to withhold additional amounts from any payment under the Plan, either because the Participant so requested or to repay the Participant's debt or obligation to the Company.

                                   ARTICLE VI

                                 ADMINISTRATION

     6.01 The Committee -- Plan Administrator

     The Plan shall be administered by the Committee or, at the discretion of the Board from time to time, the Plan may be administered by the Board. During any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 6.01) shall include the Board.

     6.02 Committee Powers

     The Committee shall have all discretion and powers necessary to administer the Plan, including, but not by way of limitation, full discretion and power to interpret the Plan, to determine the eligibility, status and rights of all persons under the Plan and, in general, to decide any dispute. The Committee shall direct the Company concerning distributions in accordance with the provisions of the Plan. The Committee's designee shall maintain all Plan records.

     6.03 Organization of Committee

     The Committee shall adopt such rules as it deems desirable for the conduct of its affairs and for the administration of the Plan. It may appoint designees and/or agents (who need not be members of the Committee) to whom it may delegate such powers as it deems appropriate, except that the Committee shall determine any dispute. The Committee may make its determinations with or without meetings. The Committee may authorize one or more of its members, designees or agents to sign instructions, notices and determinations on its behalf. The action of a majority of the Committee's members shall constitute the action of the Committee.

     6.04 Agent for Process

     Per-Se's General Counsel and Corporate Secretary shall be the agent of the Plan for service of all process.

     6.05 Determination of Committee Final

     The decisions made by the Committee shall be final and conclusive on all persons.

                                  ARTICLE VII

                           AMENDMENT AND TERMINATION

     7.01 Amendment

     The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that the Board or Committee may condition any amendment or modification on the approval of stockholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations. No amendment to the Plan shall adversely affect any benefit that has accrued on the effective date of such amendment, without the consent of the affected Participant(s).

     Each amendment of the Plan shall be in writing and shall be approved by the Committee and/or the Board. An officer of Per-Se to whom the Committee and/or the Board has delegated the authority to execute Plan amendments shall execute each such amendment.

     7.02 Successors and Assigns; Termination of Plan

     The Plan is binding upon Per-Se and its successors and assigns. The Plan shall continue in effect from year to year unless and until terminated by the Board or the Committee. Any such termination shall operate only prospectively and shall not reduce any vested benefit that has accrued on the effective date of such termination.

     7.03 Change in Control

     The Plan shall not be automatically terminated by a Change in Control, but the Plan shall be continued thereafter by such successor organization. All rights to amend, modify, suspend or terminate the Plan shall be transferred to the successor organization, effective as of the date of the Change in Control.

                                  ARTICLE VIII

                                 MISCELLANEOUS

     8.01 Stock Subject to the Plan

     All benefits payable under the Plan shall be distributed in whole shares of Stock, with any fractional shares paid in cash. The shares of Stock to be distributed pursuant to the Plan shall be shares that have been previously issued and reacquired by the Company in public or private transactions. Subject to adjustment in accordance with the provisions of Section 8.08, the maximum number of shares of Stock that may be distributed pursuant to the Plan shall be 600,000 shares. In the event that any Stock Units granted under the Plan are forfeited by a Participant, the shares of Stock represented thereby shall not count against such maximum number of shares of Stock that may be distributed under the Plan.

     8.02 Funding of Benefits -- No Fiduciary Relationship

     Benefits shall be distributed by the Company out of its general assets and no separate fund shall be established to secure payment. Nothing contained in the Plan shall be deemed to create any fiduciary relationship between the Company and the Participants. Notwithstanding anything herein to the contrary, to the extent that any person acquires a right to receive benefits under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company. Notwithstanding the foregoing, the

Company may establish a grantor trust for the purpose of helping to defray the obligations under the Plan and to the extent that any payment is made from any such trust to a Participant or Beneficiary, such payment will be in satisfaction of the Company's obligations hereunder.

     8.03 Right to Terminate Employment or Service as a Director

     The Company may terminate the employment or directorship of any Participant as freely and with the same effect as if the Plan were not in existence.

     8.04 Inalienability of Benefits

     No Participant shall have the right to assign, transfer, hypothecate, encumber or anticipate his interest in any benefits under the Plan, nor shall the benefits under the Plan be subject to any legal process to levy upon or attach the benefits for payment for any claim against the Participant or his spouse or Beneficiary. If, notwithstanding the foregoing provision, any Participant's benefits are garnished or attached by the order of any court, the Company may bring an action for declaratory judgment in a court of competent jurisdiction to determine the proper recipient of the benefits to be distributed pursuant to the Plan. During the pendency of the action, any benefits that become distributable shall be paid into the court, as they become distributable, to be distributed by the court to the recipient it deems proper at the conclusion of the action.

     8.05 Claims Procedure

     (a) Notice of Claim. Any Participant or Beneficiary, or the duly authorized representative of a Participant or Beneficiary, may file with the Committee a claim for a Plan benefit. Such a claim must be in writing on a form provided by the Committee and must be delivered in person or by mail, postage prepaid, to the Committee c/o Per-Se's General Counsel and Corporate Secretary, as agent for the Committee. Within 90 days after the receipt of such a claim, the Committee shall send to the claimant, by mail, postage prepaid, a notice of the granting or the denying, in whole or in part, of such claim, unless special circumstances require an extension of time for processing the claim. In no event may the extension exceed 90 days from the end of the initial period. If such an extension is necessary, the claimant will be given a written notice to this effect prior to the expiration of the initial 90 day period. The Committee shall have full discretion to deny or grant a claim in whole or in part in accordance with the terms of the plan. If notice of the denial of a claim is not furnished in accordance with this Section, the claim shall be denied and the claimant shall be permitted to exercise his or her right to review pursuant to Sections 8.05(c) and 8.05(d) of the Plan, as applicable.

     (b) Action on Claim. The Committee shall provide to every claimant who is denied a claim for benefits a written notice setting forth, in a manner calculated to be understood by the claimant:

          (i) The specific reason or reasons for the denial;

          (ii) A specific reference to the pertinent Plan provisions on which the denial is based;

          (iii) A description of any additional material or information necessary of the claimant to perfect the claim and an explanation of why such material or information is necessary; and

          (iv) An explanation of the Plan's claim review procedure.

     (c) Review of Denial. Within 60 days after the receipt by a claimant of written notification of the denial (in whole or in part) of a claim, the claimant or the claimant's duly authorized representative, upon written application to the Committee, delivered in person or by certified mail, postage prepaid, may review pertinent documents and may submit to the Committee, in writing, issues and comments concerning the claim.

     (d) Decision on Review. Upon the Committee's receipt of a notice of a request for review, the Committee shall make a prompt decision on the review and shall communicate the decision on review in writing to the claimant. The decision on review shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based. The decision on review shall be made not later than 60 days after the Committee's receipt of a request for a review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered not later than 120 days after receipt of the request for review. If an extension is necessary, the claimant shall be given written notice of the extension by the Committee prior to the expiration of the initial 60-day period. If notice of the decision on review is not furnished in accordance with this Section, the claim shall be denied on review.

     8.06 Disposition of Unclaimed Distributions

     Each Participant must file with the Company from time to time in writing his post office address and each change of post office address. Any communication, statement or notice addressed to a Participant at his last post office address on file with the Company, or if no address is filed with the Company, then at his last post office address as shown on the Company's records, will be binding on the Participant and his Beneficiary for all purposes of the Plan. The Company shall not be required to search for or locate a Participant or his Beneficiary. Whenever the Committee cannot, within a reasonable time after payments are to commence, locate any person to or for the benefit of whom such payments are to be made, after making a reasonable effort to locate such person, the Committee may direct that the payment and any remaining payments otherwise due to the Participant be cancelled on the records of the Plan, except that in the event the Participant later notifies the Committee of his whereabouts and requests the payments due to him under the Plan, the Company shall re-credit the Participant's account and provide for payment of the re-credited amount to the Participant as soon as administratively feasible.

     8.07 Distributions Due Infants or Incompetents

     If any person entitled to a distribution under the Plan is an infant, or if the Committee determines that any such person is incompetent by reason of physical or mental disability, whether or not legally adjudicated an incompetent, the Committee shall have the power to cause the distributions becoming due to such person to be made to another for his benefit, without responsibility of the Committee to see to the application of such distributions. Distributions made pursuant to such power shall operate as a complete discharge of the Company and the Committee.

     8.08 Equitable Adjustments

     In the event of an increase or reduction in the number of shares of Stock, or any change (including, but not limited to, a change in value) in the shares of Stock or exchange of shares of Stock for a different number or kind of shares or other securities of Per-Se, by reason of a stock dividend, stock split, combination or exchange of shares, reclassification, recapitalization, merger, consolidation, reorganization, or the distribution of property of Per-Se (including interests in subsidiaries) to stockholders of record pursuant to spin-offs, split-ups, the issuance of warrants or other rights or debentures, or extraordinary dividends, or otherwise, the Committee will adjust the number of Stock Units credited to a Participant's Account under the Plan in the same manner as a share of Stock is adjusted. In the event that the change of capitalization involves the issuance of cash, securities or property to the holders of Stock of record, an amount equivalent to the cash and the fair market value of the property and securities distributed with respect to a share of Stock will be credited to each Participant's Account for each Stock Unit held in the Account as of the record date for such distribution. All such amounts shall be converted to additional Stock Units as of the date of such distribution. The Committee may make such other equitable adjustments to outstanding Accounts, whether or not in pay status, as it shall determines to be equitable.

     8.09 Use and Form of Words

     When any words are used herein in the masculine gender, they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and vice versa. Whenever any words are used herein in the singular form, they shall be construed as though they were also used in the plural form in all cases where they would so apply, and vice versa.

     8.10 Headings

     Headings of Articles and Sections are inserted solely for convenience and reference, and constitute no part of the Plan.

     8.11 Governing Law

     The Plan and all Election Agreements shall be construed in accordance with the Code and, to the extent applicable, the laws of the State of Georgia excluding any conflicts-of-law provisions.

     The foregoing is hereby acknowledged as being the Per-Se Technologies, Inc. Deferred Stock Unit Plan, as adopted by the Board of Directors of Per-Se on December 6, 2001, to be effective as of October 1, 2001, subject to approval by the stockholders of Per-Se at the 2002 Annual Meeting of Stockholders.

ATTEST:                                        PER-SE TECHNOLOGIES, INC.

              /s/ PAUL J. QUINER                             /s/ PHILIP M. PEAD
---------------------------------------------- -------------------------------------------
Paul J. Quiner                                 Philip M. Pead
Corporate Secretary                            President and Chief Executive Officer

PROXY                      PER-SE TECHNOLOGIES, INC.

               PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
            ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 2, 2002

  The undersigned hereby appoints PHILIP M. PEAD and CHRIS E. PERKINS and each of them, proxies, with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of stock of Per-Se Technologies, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at 10:00 a.m. on Thursday, May 2, 2002, at the Renaissance Waverly Hotel, 2450 Galleria Parkway, Atlanta, Georgia 30339, and at any adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before the meeting or any adjournment thereof. Said proxies are directed to vote on the matters described in the Notice of Annual Meeting and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

ELECTION OF DIRECTORS

1.   Directors recommend a vote FOR election of the following seven (7) nominees:
                                                                   [ ] FOR ALL NOMINEES
     01 -- Stephen A. George, M.D.
     02 -- David R. Holbrooke, M.D.
                                                                   [ ] WITHHOLD ALL NOMINEES
     03 -- Craig Macnab
     04 -- David E. McDowell
                                                                   [ ] WITHHOLD AUTHORITY TO VOTE
     05 -- Philip M. Pead
                                                                   FOR AN INDIVIDUAL NOMINEE. WRITE
     06 -- John C. Pope
                                                                   NUMBER(S) OF NOMINEE(S) BELOW:
     07 -- C. Christopher Trower
                                                                   -----------------------------------
                                                                           Use Number(s) Only

                (Continued, and to be signed, on the other side)

                          (Continued from other side)

VOTE ON PROPOSALS -- Directors recommend a vote FOR Proposal 2 and AGAINST Proposal 3.

2.  To approve the Company's Deferred Stock Unit Plan.

      [ ]  FOR      [ ]  AGAINST      [ ]  ABSTAIN

3.  To approve the stockholder proposal relating to independent accountants.

      [ ]  FOR      [ ]  AGAINST      [ ]  ABSTAIN

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, THE PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE; FOR PROPOSAL 2; AGAINST PROPOSAL 3; AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

                                                  Date: -----------------, 2002

                                                  ------------------------------

                                                  Please sign exactly as your
                                                  name or names appear hereon.
                                                  For more than one owner as
                                                  shown above, each should sign.
                                                  When signing in a fiduciary or
                                                  representative capacity,
                                                  please give full title. If
                                                  this proxy is submitted by a
                                                  corporation, it should be
                                                  executed in the full corporate
                                                  name by a duly authorized
                                                  officer; if a partnership,
                                                  please sign in partnership
                                                  name by authorized person.

PLEASE VOTE YOUR PROXY PROMPTLY VIA MAIL, THE INTERNET OR BY TELEPHONE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ON MAY 2, 2002. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY SUBMITTED YOUR PROXY.